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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price per unit	Maximum Aggregate Offering Price	Amount of Registration Fee(2)

0.000% Senior Notes due 2029	$663,520,000.00	99.101%	$657,554,955.20	$71,739.25

Guarantee(3)	—	—	—	—

(1)
€550,000,000 aggregate principal amount of 0.000% Senior Notes due 2029 will be issued. The Amount to be Registered is based on the February 1, 2021 euro/U.S. $ exchange rate of €1.00/U.S.$1.2064, as reported by Bloomberg.

(2)
The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the 'Securities Act').

(3)
Pursuant to Rule 457(n) of the Securities Act, no separate registration fee is payable for the guarantee.

As Filed Pursuant to Rule 424(b)(2)
Registration No. 333-228859

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 17, 2018)

€550,000,000

Tyco Electronics Group S.A.

0.000% Senior Notes due 2029
Fully and unconditionally guaranteed, as described herein, by
TE Connectivity Ltd.

          We are offering €550,000,000 aggregate principal amount of 0.000% Senior Notes due 2029 (the "notes"). Interest on the notes will be payable annually in arrear on February 16 of each year, commencing on February 16, 2022. The notes will mature on February 16, 2029.

          Tyco Electronics Group S.A. ("TEGSA") may redeem some or all of the notes at any time before maturity at the applicable redemption prices discussed under the caption "Description of the Notes and the Guarantee—Redemption at TEGSA's Option." As described under "Description of the Notes and the Guarantee—Change of Control Triggering Event," if we experience a change of control and a below investment grade rating event, we will be required to offer to purchase the notes from holders unless we have previously redeemed the notes.

          The notes will be TEGSA's unsecured senior obligations and will rank equally in right of payment with all of its existing and future senior debt and senior to any subordinated debt that TEGSA may incur. Claims of holders of the notes will be effectively subordinated to the claims of holders of TEGSA's secured debt, if any, with respect to the collateral securing such claims. The notes will be fully and unconditionally guaranteed on an unsecured senior basis by TE Connectivity Ltd. ("TE Connectivity"), the parent of TEGSA, and will rank equally in right of payment with all of TE Connectivity's existing and future senior debt and senior to any subordinated debt that TE Connectivity may incur.

          Currently, there is no public market for the notes. Application has been made to have the notes listed on the New York Stock Exchange. Settlement of the notes is not conditioned on this approval. The New York Stock Exchange is not a regulated market for the purposes of the EU Directive on Markets in Financial Instruments (2014/65/EU) (as amended, "MiFID II") and Regulation (EU) No 600/2014 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018 ("UK MiFIR").

          Application has been made for the listing particulars relating to the notes to be approved by the Irish Stock Exchange plc trading as Euronext Dublin ("Euronext Dublin") and the notes to be admitted to listing on the Official List of Euronext Dublin and trading on the Global Exchange Market thereof. Settlement of the notes is not conditioned on this approval. The Global Exchange Market is not a regulated market for the purposes of MiFID II and UK MiFIR.

          The notes will be issued only in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

          Investing in the notes involves risks. See "Supplemental Risk Factors" on page S-7 herein and "Part I. Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 25, 2020, filed November 10, 2020 and "Part II. Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the fiscal quarter ended December 25, 2020, which are incorporated by reference herein, for a discussion of factors you should consider carefully before investing in the notes.

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Price to public(1)	99.101%	€545,055,500
Underwriting discount	0.450%	€2,475,000
Proceeds (before expenses) to us(1)	98.651%	€542,580,500

(1)
Plus accrued interest, if any, from February 16, 2021, if settlement occurs after that date.

          We expect that delivery of the notes will be made to investors in book-entry form under the New Safekeeping Structure (the "NSS") through Euroclear Bank SA/NV ("Euroclear") and Clearstream Banking S.A. ("Clearstream") (together, Euroclear and Clearstream are referred to herein as the "ICSDs"), on or about February 16, 2021. Upon issuance, the notes will be represented by a global note in registered form (the "Global Note"), which is expected to be deposited with a common safekeeper ("Common Safekeeper") for Euroclear and Clearstream and registered in the name of a nominee of the Common Safekeeper.

          The notes are intended to be held in a manner which will allow Eurosystem eligibility. This simply means that the notes are intended upon issue to be deposited with one of the ICSDs as Common Safekeeper (and registered in the name of a nominee of one of the ICSDs acting as Common Safekeeper) and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met.

Joint Book-Running Managers

BofA Securities	Citigroup	J.P. Morgan

Co-Managers

Credit Suisse	ICBC Standard Bank	Loop Capital Markets	MUFG	Scotiabank

Siebert Williams Shank	Wells Fargo Securities

February 1, 2021

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

        If the description of this offering or the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement. You should also read and consider the additional information under the captions "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus supplement.

        Tyco Electronics Group S.A. and TE Connectivity Ltd. are responsible only for the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued or authorized by Tyco Electronics Group S.A. and TE Connectivity Ltd.

        We have not, and the underwriters have not, authorized any other person to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to the offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the Securities and Exchange Commission (the "SEC") and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Tyco Electronics Group S.A., TE Connectivity Ltd. and the underwriters are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        Unless otherwise stated, or the context otherwise requires, references in this prospectus supplement to "we," "us" and "our" are to TE Connectivity and its consolidated subsidiaries, including TEGSA.

Notice to Prospective Investors in the European Economic Area

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision, a "retail investor" means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in

S-ii

Regulation (EU) 2017/1129 (as amended, the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under PRIIPs Regulation.

        MiFID II product governance:    Solely for the purposes of the manufacturers' product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a "distributor") should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels. For these purposes "manufacturer" and "distributor" are to be construed in accordance with MiFID II and the rules and regulations promulgated thereunder.

        This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision, a "retail investor" means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the "EUWA"); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the "FSMA") and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

        This prospectus supplement and accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") or (2) high net worth entities, unincorporated associations and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "Relevant Person"). This prospectus supplement and accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or accompanying prospectus or any of their contents.

        This prospectus supplement and accompanying prospectus have not been approved for the purposes of section 21 of the UK Financial Services and Markets Act 2000 ("FSMA") by a person authorized under FSMA. This prospectus supplement and the accompanying prospectus are being

S-iii

distributed and communicated to persons in the United Kingdom only in circumstances in which section 21(1) of FSMA does not apply.

        The notes are not being offered or sold to any person in the United Kingdom except in circumstances which will not result in an offer of securities to the public in the United Kingdom within the meaning of Part VI of FSMA.

        UK MiFIR product governance:    Solely for the purposes of the manufacturers' product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (the "COBs"), and professional clients, as defined in UK MiFIR; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a "distributor") should take into consideration the manufacturers' target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Governance Sourcebook (the "UK MiFIR Product Governance Rules") is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.

        This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the "UK Prospectus Regulation") from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation.

Notice to Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        Singapore Securities and Futures Act Product Classification.    Solely for the purposes of its obligations pursuant to Sections 309B(1) (a) and 309B(1)(c) of the SFA, TEGSA has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice

S-iv

SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Swiss Investors

        This prospectus supplement and any other offering or marketing material relating to the notes are only being distributed to, and are only directed at, persons in Switzerland that are professional clients within the meaning of Article 4(3) of the Swiss Financial Service Act ("FinSA").

        This offering of the notes in Switzerland is exempt from requirements to prepare and publish a prospectus under the FinSA because such offering is made to professional clients within the meaning of the FinSA only and the notes will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This prospectus supplement and any other offering or marketing material relating to the notes do not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for in connection with the offering of the notes. Neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

        Application has been made to have the notes listed on the New York Stock Exchange. Settlement of the notes is not conditioned on this approval. We cannot guarantee that listing will be obtained. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

        Application has been made for the listing particulars relating to the notes to be approved by Euronext Dublin and the notes to be admitted to listing on the Official List of Euronext Dublin and trading on the Global Exchange Market thereof. Settlement of the notes is not conditioned on this approval. We cannot assure you that our application to list the notes on the Official List of Euronext Dublin will be approved or that the notes will be admitted to trading on the Global Exchange Market thereof or that any such listing or admission to trading will be maintained. The Global Exchange Market is not a regulated market for the purposes of MiFID II and UK MiFIR.

        References in this prospectus supplement to "$," "U.S. $," "dollars" and "U.S. dollars" are to the currency of the United States of America; and references to "€" and "euros" are to the single currency introduced at the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

        IN CONNECTION WITH THE ISSUE OF THE NOTES, J.P. MORGAN SECURITIES PLC (IN THIS CAPACITY, THE "STABILIZING MANAGER") (OR ANY PERSON ACTING ON ITS BEHALF) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES.

S-v

        ANY STABILIZATION ACTION OR OVER-ALLOTMENT COMMENCED WILL BE CARRIED OUT IN ACCORDANCE WITH APPLICABLE LAWS AND REGULATIONS.

 FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this prospectus supplement that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, acquisitions, divestitures, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may" and "should" or the negative of these terms or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we file this prospectus supplement except as required by law.

        The risk factors discussed under "Supplemental Risk Factors" in this prospectus supplement and under "Item 1A. Risk Factors" in TE Connectivity's Annual Report on Form 10-K for the fiscal year ended September 25, 2020, filed on November 10, 2020, and under similar headings in TE Connectivity's subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in the other documents incorporated by reference in this prospectus supplement, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants like us that file electronically with the SEC. The address of such site is: http://www.sec.gov.

        Our Internet website is www.te.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. In addition, we have posted the charters for our Audit Committee, Management Development and Compensation Committee and Nominating, Governance and Compliance Committee, as well as our Board Governance Principles, under the heading "Board Documents" in the Leadership section of our website. Other than any documents expressly incorporated by reference, the information on our website and any other website that is referred to in this prospectus supplement is not part of this prospectus supplement.

S-vi

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. This prospectus supplement incorporates by reference the documents set forth below, which TE Connectivity has filed with the SEC, and any future filings made by TE Connectivity and TEGSA with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of this offering. Notwithstanding the foregoing, unless expressly stated to the contrary, none of the information that TE Connectivity discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K or exhibits relating to such disclosure that it has furnished or may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement. The information we file later with the SEC will automatically update and in some cases supersede the information in this prospectus supplement and the documents listed below.

  •
  TE Connectivity's Annual Report on Form 10-K for the fiscal year ended September 25, 2020;

  •
  TE Connectivity's Quarterly Report on Form 10-Q for the fiscal quarter ended December 25, 2020; and

  •
  The portion of our Definitive Proxy Statement on Schedule 14A filed on January 14, 2021 that is incorporated into Part III of our Annual Report on Form 10-K for the fiscal year ended September 25, 2020.

        Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Corporate Secretary, TE Connectivity, 1050 Westlakes Drive, Berwyn, PA 19312, telephone number (610) 893-9560.

S-vii

SUMMARY

        This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus and the information in the documents incorporated by reference herein.

TE Connectivity Ltd.

        TE Connectivity Ltd. ("TE Connectivity" or the "Company," which may be referred to as "we," "us," or "our") is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions, proven in the harshest environments, enable advancements in transportation, industrial applications, medical technology, energy, data communications, and the home.

        We operate through the following reportable segments: Transportation Solutions, Industrial Solutions and Communications Solutions.

        TE Connectivity is a Swiss corporation. Its registered and principal office is located at Mühlenstrasse 26, CH-8200 Schaffhausen, Switzerland, and its telephone number at that address is +41 (0)52 633 66 61. Its executive office in the United States is located at 1050 Westlakes Drive, Berwyn, Pennsylvania 19312, and its telephone number at that address is (610) 893-9560.

Tyco Electronics Group S.A.

        TEGSA is a Luxembourg company and a wholly-owned subsidiary of TE Connectivity. TEGSA's registered and principal office is located at 46 Place Guillaume II, L-1648 Luxembourg, and its telephone number at that address is +352 46 43 40 401. TEGSA is a holding company established to directly and indirectly own all of the operating subsidiaries of TE Connectivity, to issue debt securities and to perform treasury operations for TE Connectivity. Otherwise, it conducts no independent business.

 The Offering

Issuer	Tyco Electronics Group S.A., or "TEGSA."
Guarantor	The notes will be fully and unconditionally guaranteed on an unsecured senior basis by TE Connectivity Ltd., the parent of TEGSA.
Securities Offered	€550,000,000 aggregate principal amount of 0.000% senior notes due 2029.
Maturity Date	The notes will mature on February 16, 2029.
Interest Rate	The notes will bear interest from the date of issuance or the most recent interest payment date.
Interest on the notes will accrue at a rate of 0.000% per year.
Interest Payment Dates	Interest on the notes will be payable annually in arrear on February 16 of each year, commencing on February 16, 2022.
Currency of Payment

All payments of principal of, and premium, if any, and interest on, the notes, including any payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euro. See "Description of Notes—Payments in Euro."

Ranking

The notes will be TEGSA's unsecured senior obligations and will rank without preference or priority among themselves and equally in right of payment with all of its existing and future senior debt and senior to any subordinated debt that TEGSA may incur. Claims of holders of the notes will be effectively subordinated to the claims of holders of TEGSA's secured debt, if any, with respect to the collateral securing such claims.

Optional Redemption

TEGSA may redeem the notes in whole or in part, at its option at any time prior to November 16, 2028 (three months prior to the maturity date of the notes) at the make-whole redemption price for the notes equal to the greater of the principal amount of the notes and the make-whole redemption price described in "Description of the Notes and the Guarantee—Redemption at TEGSA's Option," plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, discounted on an annual basis (ACTUAL/ACTUAL (ICMA)).

In addition, TEGSA may redeem the notes, in whole or in part, in €1,000 increments (provided that any remaining principal amount thereof will be at least the minimum authorized denomination thereof), at its option at any time on or after the par call date (as defined below) at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

TEGSA may also redeem all, but not less than all, of the notes in the event of certain tax changes affecting the notes, as described in "Description of the Notes and the Guarantee—Redemption Upon Changes in Withholding Taxes."

Sinking Fund	None.
Denominations	The notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Form of Notes

The notes will be represented by the Global Note in registered form, and will be delivered to the Common Safekeeper. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by Clearstream and Euroclear and their participants, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See "Description of the Notes and the Guarantee—Book-Entry, Delivery and Form."

Eurosystem Eligibility

The notes are intended to be held in a manner which will allow Eurosystem eligibility. This simply means that the notes are intended upon issue to be deposited with one of the ICSDs as Common Safekeeper (and registered in the name of a nominee of one of the ICSDs acting as Common Safekeeper) and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met.

Covenants

The indenture limits TEGSA's ability to create liens to secure certain indebtedness without also securing the notes and to enter into sale and lease-back transactions. The indenture also limits TEGSA's and TE Connectivity's ability to consolidate, merge, or transfer all or substantially all of their respective assets. The covenants are subject to a number of qualifications and exceptions. See "Description of the Notes and the Guarantee—Covenants."

Repurchase upon Change of Control Triggering Event

If TE Connectivity experiences a change of control (defined herein) and as a result of that change of control the notes are rated below investment grade (defined herein) by at least two of Moody's Investors Service, Inc. ("Moody's"), S&P Global Ratings, a division of S&P Global Inc. ("S&P") and Fitch Ratings Ltd. ("Fitch") (or the equivalent under any successor rating categories of Moody's, S&P and Fitch, respectively), TEGSA will be required to offer to repurchase all of the notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the repurchase date. See "Description of the Notes and the Guarantee—Change of Control Triggering Event."

Use of Proceeds

The net proceeds from the offering will be approximately €541.0 million, after expenses and the underwriting discount. We intend to use the net proceeds from this offering for general corporate purposes.

Risk Factors

Your investment in the notes will involve risks. You should consider carefully all of the information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to this offering filed by us with the SEC and the documents incorporated by reference in any of the foregoing and, in particular, you should evaluate the specific factors set forth in the section of this prospectus supplement entitled "Supplemental Risk Factors" and the section entitled "Part I. Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 25, 2020, filed November 10, 2020 and "Part II. Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the fiscal quarter ended December 25, 2020, as well as the other risks and uncertainties described in the documents incorporated by reference in this prospectus supplement, before deciding whether to purchase any notes in this offering.

Listing

Application has been made to have the notes listed on the New York Stock Exchange. Settlement of the notes is not conditioned on this approval. We cannot guarantee that listing will be obtained. If such listing is obtained, we will have no obligation to maintain such listing, and we may delist the notes at any time. The New York Stock Exchange is not a regulated market for the purposes of MiFID II and UK MiFIR.

Application has been made to list the notes on the Official List of Euronext Dublin and to admit the notes to trading on the Global Exchange Market thereof. Settlement of the notes is not conditioned on this approval. We cannot assure you that our application to list the notes on the Official List of Euronext Dublin will be approved or that the notes will be admitted to trading on the Global Exchange Market thereof or that any such listing or admission to trading will be maintained. The Global Exchange Market is not a regulated market for the purposes of MiFID II and UK MiFIR.

MiFID Product Governance

Solely for the purposes of the manufacturers' product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a "distributor") should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels. For these purposes "manufacturer" and "distributor" are to be construed in accordance with MiFID II and the rules and regulations promulgated thereunder. See "Underwriting—Sales Outside the United States—European Economic Area."

UK MiFIR Product Governance

Solely for the purposes of the manufacturers' product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the COBs, and professional clients, as defined in UK MiFIR; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a "distributor") should take into consideration the manufacturers' target market assessment; however, a distributor subject to the UK MiFIR Product Governance Rules is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels. See "Underwriting—Sales Outside the United States—the United Kingdom."

Prohibitions of Sales to EEA Retail Investors

No key information document required by PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under PRIIPs Regulation. See "Underwriting—Sales Outside the United States—European Economic Area."

Prohibition of Sales to UK Retail Investors

No key information document required by the UK PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. See "Underwriting—Sales Outside the United States—the United Kingdom."

Governing Law	The notes will be governed by the laws of the State of New York.
Trustee, Security Registrar and Paying Agent	Deutsche Bank Trust Company Americas.

SUPPLEMENTAL RISK FACTORS

        You should carefully consider the supplemental risks described below in addition to the risks described in "Part I. Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 25, 2020, filed November 10, 2020, which is incorporated by reference herein, and under similar headings in TE Connectivity's subsequently filed quarterly reports on Form 10-Q, as well as the other risks and uncertainties described in the other documents incorporated by reference in this prospectus supplement, before investing in the notes. You could lose part or all of your investment.

Risks Relating to the Notes and this Offering

An investment in the notes by a purchaser whose home currency is not euro entails significant risks.

        An investment in the notes by a purchaser whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder's home currency and the euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of euro against the holder's home currency would result in a decrease in the effective yield of the notes to the holder below their coupon rate and, in certain circumstances, could result in a loss to the holder. In addition, for U.S. holders, investments in the notes may also have important tax consequences as a result of foreign currency exchange gains or losses, if any. See "Certain tax considerations—Certain U.S. Federal Income Tax Considerations."

The notes permit us to make payments in U.S. dollars if we are unable to obtain euro.

        If euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture governing the notes. See "Description of the Notes and the Guarantees—Issuance in Euro."

In a lawsuit for payment on the notes, a noteholder may bear currency exchange risk.

        The indenture under which the notes (and the guarantee) are to be issued is, and the notes (and the guarantee) will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes and the guarantee would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A Federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the foregoing New York law.

        In courts outside of New York, noteholders may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S.

dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment.

Noteholders are exposed to the consequences of denomination of a minimum specified denomination plus a higher integral multiple.

        The notes will be issued in minimum denominations of €100,000 and in multiples of €1,000 in excess thereof. As is the case with any issue of notes that have a denomination consisting of a minimum specified denomination plus a higher integral multiple of another smaller amount, it is possible that the notes may be traded in amounts in excess of €100,000 (or its equivalent) that are not integral multiples of €100,000 (or its equivalent). In such a case a noteholder who, as a result of trading such amounts, holds a principal amount of less than the minimum specified denomination may not receive a certificated note in respect of such holding (should certificated notes be printed) and would need to purchase a principal amount of notes such that its holding amounts to the minimum specified denomination.

There is no public market for the notes; and we do not know if an active trading market will ever develop or, if a market does develop for the notes, whether it will be sustained.

        The notes will constitute a new issue of securities for which there is no existing trading market. Although we expect the notes to be listed on the New York Stock Exchange and on the Global Exchange Market of Euronext Dublin, we cannot assure you as to the development or liquidity of any trading market for the notes, that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable. The New York Stock Exchange and the Global Exchange Market are not regulated markets for MiFID II and UK MiFIR. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops for the notes, you may be unable to resell your notes at any price or at their fair market value.

Changes in our credit ratings or the debt markets could adversely affect the market price of the notes if a trading market develops for the notes.

        The market price for the notes will depend on a number of factors, including:

  •
  our credit ratings with major credit rating agencies;

  •
  the prevailing interest rates being paid by companies similar to us;

  •
  the market price of our common shares;

  •
  our financial condition, operating performance and future prospects; and

  •
  the overall condition of the financial markets, including prevailing interest rates, and liquidity.

        Credit rating agencies continually review their ratings for the companies that they rate, including us. A negative change in our rating or the outlook for our rating could have an adverse effect on the price or liquidity of the notes. Additionally, credit rating agencies evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries.

        In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.

Payments of Additional Amounts are subject to exceptions and may not be enforceable.

        The obligation, in certain circumstances, of TEGSA or TE Connectivity, as the case may be, to pay Additional Amounts if it becomes obligated by law to make any Swiss withholding tax deduction in respect of any interest payable by it in respect of the notes or the guarantee, as applicable, is subject to certain exceptions. Under Swiss law, an agreement to pay additional amounts for the deduction of Swiss withholding tax may not be valid and, thus, may prejudice the validity and enforceability of anything to the contrary contained in the notes, the guarantee or any other document or agreement.

Tax treatment of the notes with respect to Swiss withholding tax.

        The Swiss withholding taxation laws impose a 35% withholding tax on interest payments on notes issued (i) by an issuer resident in Switzerland for Swiss withholding taxation purposes, or (ii) by a non-Swiss member of a group with the parental guarantee of a Swiss member of the group if the aggregate amount of proceeds from the issuance of all outstanding debt instruments issued by a non-Swiss member of the group with the parental guarantee of a Swiss member of the group that is being applied by any member of the group in Switzerland exceeds the amount that is permissible under the Swiss withholding taxation laws and administrative practices (or any payments under the parental guarantee in respect thereof) to Swiss federal withholding tax. We intend to be at all times in compliance with the required conditions for the exemption of Swiss withholding tax.

The tax treatment of the notes with respect to the Swiss withholding tax may change due to potential new Swiss withholding tax legislation.

        On November 4, 2015, the Swiss Federal Council announced that it had mandated the Swiss Federal Finance Department to appoint a group of experts to prepare a proposal for a reform of the Swiss federal withholding tax system. The proposal is expected to, among other things, replace the current debtor-based regime applicable to interest payments with a paying agent-based regime for Swiss federal withholding tax.

        On April 3, 2020, the Swiss Federal Council submitted a reform proposal to the consultations procedure (Vernehmlassungsverfahren). The original reform proposal replaces the current debtor-based regime applicable to interest payments with a paying agent-based regime for Swiss federal withholding tax. This paying agent-based regime (i) subjects all interest payments made by paying agents in Switzerland to individuals resident in Switzerland to Swiss federal withholding tax and (ii) exempts from Swiss federal withholding tax interest payments to all other persons, including to Swiss domiciled legal entities and foreign investors. Therefore, according to this proposal, the Swiss federal withholding tax is also imposed on interest payments on foreign notes. In case this reform proposal is approved, a Swiss paying agent would have to levy and pay Swiss federal withholding tax on interest payments and the like of domestic and foreign notes, provided that the beneficiary is an individual resident in Switzerland. The consultations procedure was open until July 10, 2020. After having reviewed the results of the consultations, the Federal Council decided in September 2020 to submit a new proposal which abolishes withholding taxes on all interest income, with the exception of interest income on Swiss bank accounts. The parliamentary debates are not expected before the second quarter of 2021 and entry into force, if adopted, is not expected before 2022. The exact measures of the proposed reform may be changed as the result of the parliamentary debates.

The Global Note is held by or on behalf of Euroclear and Clearstream and, therefore, investors will have to rely on their procedures for transfer, payment and communication with us.

        The notes will be represented by the Global Note which will be held under the NSS with a Common Safekeeper for Euroclear and Clearstream. Except in certain limited circumstances described in the Global Note, investors will not be entitled to receive definitive notes in exchange for interests in the Global Note. While the notes are represented by the Global Note, investors will be able to trade their beneficial interests only through Euroclear and Clearstream.

        We will discharge our payment obligations under the notes by making payments to or to the order of the Common Safekeeper for Euroclear and Clearstream for distribution to their accountholders. A holder of a beneficial interest in the Global Note must rely on the procedures of Euroclear and Clearstream to receive payments under the notes. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the Global Note.

        Holders of beneficial interests in the Global Note will not have a direct right to vote in respect of the notes. Instead, such holders will be permitted to act directly only to the extent that they are enabled in accordance with the procedures of Euroclear and Clearstream to appoint appropriate proxies.

 CURRENCY CONVERSION

        All payments of principal, premium, if any, and interest, including any payments made upon redemption, in respect of the notes will be payable in euro. If the euro is unavailable to us due to the imposition of exchange controls or if other circumstances beyond our control or the euro is no longer being used by the then-member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture governing the notes.

        Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See "Supplemental Risk Factors." You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

        On February 1, 2021, the euro/U.S. $ rate of exchange was €1.00/U.S. $1.2064, as reported by Bloomberg.

 USE OF PROCEEDS

        The net proceeds from the offering will be approximately €541.0 million, after expenses and the underwriting discount. We intend to use the net proceeds from this offering for general corporate purposes.

 CAPITALIZATION

        The following table sets forth our capitalization as of December 25, 2020 on an unaudited historical basis and as adjusted to give effect to the sale of the notes offered hereby.

        You should read this information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our Consolidated Financial Statements and the related notes included in our Annual Report on Form 10-K for the fiscal year ended September 25, 2020, filed November 10, 2020, and our Quarterly Report on Form 10-Q for the quarterly period ended December 25, 2020, filed January 28, 2021, which is incorporated by reference herein.

	As of December 25, 2020
(In millions)	Historical	As Adjusted
Indebtedness:
Short-term debt:
4.875% senior notes due 2021	250	250
Euro-denominated fixed-to-floating rate senior notes due 2021(1)	427	427
Revolving Credit Facility	—	—
Commercial paper	—	—
Other	8	8

Total short-term debt	685	685

Long-term debt (less current maturities):
0.000% euro-denominated senior notes due 2029 offered hereby(2)	—	664
3.500% senior notes due 2022	500	500
1.100% euro-denominated senior notes due 2023	671	671
3.450% senior notes due 2024	350	350
0.000% euro-denominated senior notes due 2025	671	671
3.700% senior notes due 2026	350	350
3.125% senior notes due 2027	400	400
7.125% senior notes due 2037	477	477
Other	113	113

Total long-term debt	3,532	4,196

Unamortized discounts, premiums, and debt issuance costs, net	(22)	(33)
Effects of fair value hedge-designated interest rate swap contracts	6	6

Total indebtedness	4,201	4,854
Equity	9,861	9,861

Total capitalization	$14,062	$14,715

(1)
The euro-denominated fixed-to-floating rate senior notes due 2021 bore interest at a rate of 0% until June 2020 and then bear interest at a rate of three-month Euro Interbank Offered Rate ("EURIBOR") plus 0.30%, with the minimum interest rate of 0%, per year until maturity.

(2)
The amount in the "as adjusted" column of the above table is the U.S. dollar equivalent of the aggregate principal amount of the notes being offered hereby from euro using the exchange rate of €1.00 = $1.2064 on February 1, 2021, as reported by Bloomberg.

DESCRIPTION OF THE NOTES AND THE GUARANTEE

        The descriptions in this prospectus supplement contain a description of the material terms of the notes and the indenture but do not purport to be complete. Reference is hereby made to the indenture, the seventeenth supplemental indenture and the form of note for the notes, each of which is filed as an exhibit to, or which will be incorporated by reference in, the registration statement of which this prospectus supplement forms a part, and to the Trust Indenture Act.

        In this description of the notes and the guarantee, we refer to Tyco Electronics Group S.A., the issuer of the notes, as TEGSA, and to TE Connectivity Ltd., the guarantor of the notes, as TE, in each case not including their respective consolidated subsidiaries.

        The notes will be issued under the indenture, dated as of September 25, 2007, as supplemented by a supplemental indenture, to be dated as of February 16, 2021 (the "seventeenth supplemental indenture") among TEGSA, as issuer, TE, as guarantor, and Deutsche Bank Trust Company Americas as trustee. References to the indenture in this description refer to the indenture as supplemented by the seventeenth supplemental indenture.

        The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. TEGSA may issue additional debt securities in the future without the consent of the holders of outstanding notes. If TEGSA issues additional notes of the series offered hereby, those notes will contain the same terms as and be deemed part of the same series as the series of notes offered hereby, provided that if the additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. The terms and provisions of other series of debt securities that may be issued under the indenture may differ. TEGSA may issue other debt securities separately, upon conversion of or in exchange for other securities or as part of a unit with other securities.

        The following description is subject to the detailed provisions of the indenture, copies of which can be obtained upon request from TE. See "Incorporation by Reference." The statements made in this section relating to the indenture, the notes and the guarantee are summaries, are not complete and are subject to all provisions of the indenture, the notes and the guarantee. For a full description of the notes and the guarantee, you should refer to the indenture.

General

        TEGSA will issue the notes in an initial aggregate principal amount of €550,000,000.

        The notes will mature at par on February 16, 2029.

        The notes will be issued as the Global Note registered in the name of a nominee, and deposited with the Common Safekeeper for Euroclear and Clearstream, for the accounts of its direct and indirect participants. Holders of beneficial interests in notes held in book-entry form will not be entitled to receive physical delivery of certificated notes except in certain limited circumstances. See "Book-Entry, Delivery and Form."

        The notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. As is the case with any issue of notes that have a denomination consisting of a minimum specified denomination plus a higher integral multiple of another smaller amount, it is possible that the notes may be traded in amounts in excess of €100,000 (or its equivalent) that are not integral multiples of €100,000 (or its equivalent). In such a case a noteholder who, as a result of trading such amounts, holds a principal amount of less than the minimum specified denomination may not receive a certificated note in respect of such holding (should certificated notes be printed) and would need to purchase a principal amount of notes such that its holding amounts to the minimum specified denomination.

        The notes will be TEGSA's direct, unconditional, unsecured, and unsubordinated general obligations. The notes will be TEGSA's unsecured senior obligations and will rank equally in right of payment with all of its existing and future senior debt and senior to any subordinated debt that TEGSA may incur. Claims of holders of the notes will be effectively subordinated to the claims of holders of TEGSA's secured debt, if any, with respect to the collateral securing such claims.

        The notes will not be subject to any sinking fund.

        TEGSA is a holding company and it conducts substantially all of its operations through its subsidiaries. TEGSA's rights and the rights of its creditors, including holders of the notes, to participate in any distribution of assets of any subsidiary upon a liquidation or reorganization or otherwise of such subsidiary will be effectively subordinated to the claims of such subsidiary's creditors, except to the extent that TEGSA or any of its creditors may itself be a creditor of that subsidiary.

Interest Rates

        The notes will bear interest at the rate of 0.000% per year from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for. Interest on the notes will be payable on February 16 of each year, commencing February 16, 2022, to the holders of record at the close of business on the business day (on which each of Euroclear SA/NV and Clearstream S.A. is open for business) prior to each interest payment date. The day count convention is ACTUAL/ACTUAL (ICMA), as defined in the rulebook of the International Capital Markets Association.

        If any interest payment date, redemption date or maturity date would otherwise be a day that is not a Business Day, the related payment of principal and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due. No interest will accrue on the amounts so payable for the period from and after such date to the date of such payment on the next succeeding Business Day.

        "Business Day" means any day that is not a Saturday or Sunday and that, in the City of New York, London or Luxembourg, is not a day on which (i) banking institutions are authorized or obligated by law or executive order to close and (ii) the Trans-European Automated Real-time Gross Settlement Express Transfer system, or any successor thereto, does not operate.

Listing

        Application has been made to have the notes listed on the New York Stock Exchange. Settlement of the notes is not conditioned on this approval. We cannot guarantee that listing will be obtained. If such listing is obtained, we will have no obligation to maintain such listing and we may delist the notes at any time.

        Application has been made to list the notes on the Official List of Euronext Dublin and to admit the notes to trading on the Global Exchange Market thereof. Settlement of the notes is not conditioned on this approval. We cannot assure you that our application to list the notes on the Official List of Euronext Dublin will be approved or that the notes will be admitted to trading on the Global Exchange Market thereof or that any such listing or admission to trading will be maintained.

Issuance in Euro

        Initial holders will be required to pay for the notes in euro, and payments of principal, premium, if any, and interest on the notes, including any payments made upon redemption, in respect of the notes will be payable in euro.

        If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until euro is again available to us or so used. The amount payable on any date in euro will be converted to U.S. dollars on the basis of the then most recently available market exchange rate for euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture. Neither the trustee nor the paying agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

        Holders of the notes will be subject to foreign currency exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See "Risk Factors—An investment in the notes by a purchaser whose home currency is not the euro entails significant risks."

Guarantee

        TE will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the notes, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise. TE's guarantee is the unsecured, unsubordinated obligation of TE and ranks equally in right of payment with all of TE's existing and future senior debt and senior to any subordinated debt that TE may incur. The guarantee provides that in the event of a default in payment on a related note, the holder of the note may institute legal proceedings directly against TE to enforce the guarantee without first proceeding against TEGSA.

Redemption at TEGSA's Option

        TEGSA may redeem the notes, in whole or in part, in €1,000 increments (provided that any remaining principal amount thereof will be at least the minimum authorized denomination thereof) at its option at any time prior to November 16, 2028 (three months prior to the maturity date of the notes) (the "par call date") at a make-whole redemption price equal to the greater of:

  •
  100% of the principal amount of the notes to be redeemed, and

  •
  an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest in respect of such notes to be redeemed due on any date after such redemption date, assuming that the notes matured on the par call date (based on the original interest rate and excluding the portion of interest that will be accrued and unpaid to and including the redemption date) discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 15 basis points,

  •
  plus in each of the above cases, accrued and unpaid interest, if any, to, but excluding, the redemption date.

        In addition, TEGSA may redeem the notes, in whole or in part, in €1,000 increments (provided that any remaining principal amount thereof will be at least the minimum authorized denomination thereof), at its option at any time on or after the par call date at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. TEGSA shall provide notice of redemption not less than 10 days, but not more than 90 days, prior to the date of redemption.

        For purposes of this section "Redemption at TEGSA's Option," the following terms have the following meanings:

        "Comparable Government Bond Rate" means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the notes, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by us.

        "Comparable Government Bond" means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German Bundesanleihe security whose maturity is closest to the maturity of the notes as if the notes had matured on the par call date, or if such independent investment bank in its discretion considers that such similar bond is not in issue, such other German Bundesanleihe security as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German Bundesanleihe securities selected by such independent investment bank, determine to be appropriate for determining the Comparable Government Bond Rate.

Redemption Upon Changes in Withholding Taxes

        TEGSA may redeem all, but not less than all, of the notes under the following conditions:

  •
  If there is an amendment to, or change in, the laws or regulations of Luxembourg or Switzerland or other jurisdiction in which TEGSA, TE or any successor thereof may be organized, or the United States, as applicable, or any political subdivision thereof or therein having the power to tax (a "Taxing Jurisdiction"), or any change in the application or official interpretation of such laws, including any action taken by a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action or such holding is with respect to TEGSA or TE; provided that such amendment or change is first announced or takes effect after the issue date of the notes.

  •
  As a result of such amendment or change, TEGSA or TE becomes, or there is a material probability that TEGSA or TE will become, obligated to pay Additional Amounts, as defined below in "Payment of Additional Amounts," on the next payment date with respect to the notes.

  •
  The obligation to pay Additional Amounts cannot be avoided through commercially reasonable measures available to TEGSA or TE, as the case may be.

  •
  TEGSA delivers to the trustee:

  (1)
  a certificate of TEGSA or TE, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by TEGSA or TE, as the case may be, taking commercially reasonable measures available to it; and

  (2)
  a written opinion of independent legal counsel to TEGSA or TE, as the case may be, of recognized standing to the effect that TEGSA or TE, as the case may be, has paid or there is a material probability that it will become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that TEGSA or TE, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it.

  •
  Following the delivery of the certificate and opinion described in (1) and (2) above, TEGSA shall provide notice of redemption not less than 30 days, but not more than 90 days, prior to the date of redemption. The notice of redemption cannot be given more than 90 days before the earliest date on which TEGSA or TE would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given. At least two Business Days prior to the date on which the trustee shall deliver a notice of redemption to each holder of notes (or such lesser period as the trustee may agree to), TEGSA shall provide the trustee with such notice of redemption.

        Upon the occurrence of each of the bullet points above, TEGSA may redeem the notes at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts, if any.

Notice of Redemption

        Notice of any redemption will be mailed at least 10 days or 30 days, as applicable, but not more than 90 days before the redemption date to each holder of notes to be redeemed. If TEGSA elects to redeem a portion but not all of the notes, the trustee will select the notes to be redeemed by such method as it deems fair and appropriate and in accordance with the ICSDs' applicable procedures. Any redemption or notice of any redemption may, at TEGSA's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of indebtedness or other corporate transaction or event.

        Unless TEGSA defaults in payment of the redemption price and accrued and unpaid interest on any notes to be redeemed, on and after the redemption date, interest will cease to accrue on such notes or portions thereof called for redemption.

        If any redemption date would otherwise be a day that is not a Business Day, the related payment of principal and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day.

Payment of Additional Amounts

        Unless otherwise required by law or by the interpretation or administration thereof, neither TEGSA nor TE will deduct or withhold from payments made with respect to the notes and the guarantee on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction ("Taxes"). In the event that TEGSA or TE is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any notes or the guarantee, as the case may be, TEGSA or TE, as the case may be, will pay such additional amounts (which we refer to as "Additional Amounts") so that the net amount received by each holder of notes, including the Additional Amounts, will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted. However, Additional Amounts will not be paid with respect to a payment to a holder of notes where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than the holder's mere ownership of a note, nor will we pay additional amounts for or on the account of:

  •
  any Taxes that are imposed or withheld solely because the beneficial owner of such notes, or a fiduciary, settler, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:

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  is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;

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  has or had any present or former connection (other than the mere fact of ownership of a note) with the Taxing Jurisdiction imposing such Taxes, including being or having been a citizen or resident thereof or being treated as being or having been a resident thereof;

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  with respect to any withholding Taxes imposed by the United States, is or was, with respect to the United States, a personal holding company, passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a corporation that has accumulated earnings to avoid United States federal income tax; or

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  owns or owned 10% or more of the total combined voting power of all classes of stock of TEGSA or TE;

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  any estate, inheritance, gift, sales, transfer, excise or personal property Taxes imposed with respect to the notes, except as otherwise provided in the indenture;

  •
  any Taxes imposed solely as a result of the presentation of the notes, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the notes been presented for payment on any date during such 30-day period;

  •
  any Taxes imposed solely as a result of the failure of the beneficial owner or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the holder or beneficial owner of a note, if such compliance is required by statute or regulation of the relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;

  •
  with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of sections 871(h) or 881(c) of the Code (as defined below);

  •
  any Taxes that are payable by any method other than withholding or deduction by TEGSA or TE or any paying agent from payments in respect of such note;

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  any Taxes that are required to be withheld by any paying agent from any payment in respect of any note if such payment can be made without such withholding by at least one other paying agent;

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  any Taxes required to be deducted or withheld pursuant to the Luxembourg law of December 23, 2005, as amended, introducing a 20% withholding tax on certain interest payments;

  •
  with respect to withholding Taxes imposed by the United States, any such Taxes imposed under Sections 1471 through 1474 of the Code, and any regulations or other administrative authority promulgated thereunder, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement;

  •
  any withholding or deduction for Taxes which would not have been imposed if the relevant note had been presented to another paying agent in a Member State of the European Union; or

  •
  any combination of the above conditions.

        Additional Amounts also will not be payable to a holder of a note that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to a beneficial owner of a note that is not the sole beneficial owner of such note, as the case may be. This exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

        Whenever in the indenture, the notes, the guarantee or in this "Description of the Notes and the Guarantee" there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any note, such mention includes the payment of Additional Amounts to the extent payable in the particular context. The foregoing provisions will survive any termination or the discharge of the indenture and will apply to any jurisdiction in which any successor to TEGSA or TE, as the case may be, is organized or is engaged in business for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

        Each of TEGSA and TE, as applicable, also:

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  will withhold or deduct the Taxes as required;

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  will remit the full amount of Taxes deducted or withheld to the relevant taxing authority in accordance with all applicable laws;

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  will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld; and

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  upon request, will make available to the holders of the notes, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by TEGSA or TE or if, notwithstanding TEGSA's or TE's efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

        At least 30 days prior to each date on which any payment under or with respect to the notes or the guarantee is due and payable, if TEGSA or TE will be obligated to pay Additional Amounts with respect to such payment, TEGSA or TE will deliver to the trustee an officer's certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of the notes on the payment date.

        In addition, TEGSA will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the notes. However, TEGSA will not pay any Luxembourg registration duties in connection with the voluntary registration, by any person other than TEGSA, of the notes or any related document with the Administration de l'enregistrement, des domaines et de la TVA in Luxembourg.

Change of Control Triggering Event

        Upon the occurrence of a Change of Control Triggering Event with respect to the notes, unless TEGSA has exercised its right to redeem such notes as described under "—Redemption at TEGSA's Option" or "—Redemption Upon Changes in Withholding Taxes," each holder of notes will have the right to require that TEGSA purchase all or a portion of such holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

        Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at TEGSA's option, prior to any Change of Control, but after the public announcement of the Change of Control, TEGSA must send, by first class mail, a notice to each holder of the notes, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). The notice, if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, or such other customary documents of surrender and transfer as TEGSA may reasonably request duly completed or transfer their notes, by book-entry transfer, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

        TEGSA will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by TEGSA and such third party purchases all notes properly tendered and not withdrawn under its offer.

        Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and TEGSA or the acquiring party may not have sufficient financial resources to effect such redemption or repurchase. Provisions in the indenture relating to a Change of Control Triggering Event may, in certain circumstances, make it more difficult or discourage any leveraged buyout of TE or any of its subsidiaries. The indenture may not afford the holders of notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

        TEGSA will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, TEGSA shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under the "Change of Control" provisions of the indenture by virtue thereof.

        "Below Investment Grade Rating Event" means the notes are rated below an Investment Grade Rating by at least two of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of such notes is under publicly-announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall be deemed not to have occurred in respect of a particular Change of Control (and thus shall be deemed not to be a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not publicly announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

        "Change of Control" means the occurrence of any of the following events:

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  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of TE and its subsidiaries taken as a whole to any person or group of persons for purposes of Section 13(d) of the Exchange Act other than TE or one of its subsidiaries or a person controlled by TE or one of its subsidiaries;

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  consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than TE's or its subsidiaries' employee benefit plans, becomes the beneficial owner (as defined in Rules 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting stock of TE, measured by voting power rather than number of shares; or

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  the replacement of a majority of the board of directors of TE over a two-year period from the directors who constituted the board of directors of TE at the beginning of such period, and such replacement shall not have been approved by at least a majority of the board of directors of TE then still in office (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination) who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved.

        Notwithstanding the foregoing, a transaction effected to create a holding company for TE will not be deemed to involve a Change of Control if: (1) pursuant to such transaction TE becomes a direct or indirect wholly-owned subsidiary of such holding company; and (2) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of TE's voting stock immediately prior to that transaction. Following any such transaction, references in this definition to TE shall be deemed to refer to such holding company. For purposes of this definition, "voting stock" of any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

        "Fitch" means Fitch Ratings, Ltd.

        "Investment Grade Rating" means a rating equal to or higher than BBB– (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P.

        "Moody's" means Moody's Investors Service, Inc.

        "Rating Agencies" means (1) each of Fitch, Moody's and S&P; and (2) if any of Fitch, Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act selected by TEGSA (as certified by a resolution of TEGSA's Board of Directors) as a replacement agency for Fitch, Moody's or S&P, or all of them, as the case may be.

        "S&P" means S&P Global Ratings, a subsidiary of S&P Global Inc.

Covenants

Affirmative Covenants

        Under the indenture, TEGSA will:

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  pay the principal, and interest at the rate specified in the notes and any premium, if any, on the notes when due;

  •
  maintain a place of payment;

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  along with TE, furnish to the trustee on or before March 31 of each year a certificate executed by the principal executive, financial or accounting officer as to such officer's knowledge of TEGSA's or TE's, as the case may be, compliance with all covenants and agreements under the indenture; and

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  make available to the trustee all reports and information filed with the SEC.

Negative Covenants

  Limitation on the Ability to Incur Liens

        The indenture provides that so long as any of the notes remain outstanding (but subject to defeasance, as provided in the indenture), TEGSA will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a mortgage, pledge, security interest, lien or encumbrance (each a "lien") upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property, and TEGSA will not, and will not permit any U.S. subsidiary that at the time of such issuance, assumption or guarantee is a Qualifying Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a lien upon such Qualifying Subsidiary's Accounts Receivable, or any shares of stock of or Indebtedness issued by any such Restricted Subsidiary or such Qualifying Subsidiary, whether now owned or hereafter acquired, in each case without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the notes (together with, if TEGSA determines, any other Indebtedness of TEGSA ranking equally with the notes, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at TEGSA's option prior to) such secured Indebtedness. The foregoing covenant shall not apply to:

  •
  liens existing on the date the notes are first issued;

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  liens on the stock, assets or Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary unless created in contemplation of such person becoming a Restricted Subsidiary;

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  liens on any assets or Indebtedness of a person existing at the time such person is merged with or into or consolidated with or acquired by TEGSA or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by TEGSA or any Restricted Subsidiary;

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  liens on any Principal Property existing at the time of acquisition thereof by TEGSA or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by TEGSA or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by TEGSA or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any Principal Property theretofore owned by TEGSA or a Restricted Subsidiary, other than the Principal Property so acquired, constructed or improved (and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing);

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  liens securing Indebtedness owing by any subsidiary to TEGSA, TE or a subsidiary thereof or by TEGSA to TE;

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  liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction or improvement) of the Principal Property or assets subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

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  pledges, liens or deposits under workers' compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which TEGSA or any subsidiary is a party, or to secure the public or statutory obligations of TEGSA or any subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which TEGSA or any subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this bullet point, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

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  liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against TEGSA or any subsidiary with respect to which TEGSA or such subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by TEGSA or any subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which TEGSA or such subsidiary is a party;

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  liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; and any other liens or charges incidental to the conduct of the business of TEGSA or any subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the board of directors of TEGSA, do not materially impair the use of such assets in the operation of the business of TEGSA or such subsidiary or the value of such Principal Property or assets for the purposes of such business;

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  liens to secure TEGSA's or any subsidiary's obligations under agreements with respect to interest rate swap, spot, forward, future and option transactions, entered into in the ordinary course of business;

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  liens on (including securitization programs with respect to) accounts receivable (including any accounts receivable constituting or evidenced by chattel paper, instruments or intangibles (as defined in the Uniform Commercial Code of the State of New York)) (i) existing at the time of acquisition thereof by TEGSA or any U.S. subsidiary or (ii) of a person existing at the time such person is merged with or into or consolidated with or acquired by TEGSA or any U.S. subsidiary; provided that such liens were in existence, or granted or required to be granted or otherwise attach pursuant to any agreement in existence, prior to, and were not granted or such agreement was not entered into (as applicable) in contemplation of, such acquisition, merger or consolidation and such liens do not extend to any assets other than accounts receivable (including any accounts receivable constituting or evidenced by chattel paper, instruments or intangibles (as so defined) and rights (contractual and other) and collateral related thereto and proceeds of the foregoing and any related deposit accounts containing such proceeds);

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  liens not permitted by the foregoing bullet points, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount (without duplication) of all outstanding Indebtedness of TEGSA and its Restricted Subsidiaries secured by all such liens on such Principal Properties and all outstanding Indebtedness of TEGSA and its Qualifying Subsidiaries secured by all such liens on Accounts Receivable not so permitted by the foregoing bullet points, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by the first bullet point under "Limitation on Sale and Lease-Back Transactions" below do not exceed the greater of $1,500,000,000 and 10% of Consolidated Net Worth; and

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  any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing bullet points if the principal amount of Indebtedness secured thereby unless otherwise excepted under the above bullet points does not exceed the principal amount of Indebtedness (plus the amount of any unused revolving credit or similar commitments) so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement is limited to all or a part of the assets (or any replacement assets) that secured the lien so extended, renewed or replaced (plus improvements and construction on real property).

        Although this covenant limits TEGSA's and any Restricted Subsidiary's or Qualifying Subsidiary's ability to incur Indebtedness that is secured by liens on the shares of stock of or Indebtedness issued by any Restricted Subsidiary or Qualifying Subsidiary, it would not prevent other of our subsidiaries from incurring Indebtedness secured by liens on shares of stock of or Indebtedness issued by Restricted Subsidiaries or any Qualifying Subsidiary.

  Limitation on Sale and Lease-Back Transactions

        The indenture provides that so long as any of the notes remain outstanding (but subject to defeasance, as provided in the indenture), TEGSA will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

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  TEGSA or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the notes pursuant to "Limitation on Ability to Incur Liens" above; or

  •
  the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property (as determined by TEGSA's board of directors) and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property, commencement of the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of debt securities, or of Funded Indebtedness of TEGSA or a consolidated subsidiary ranking on a parity with or senior to the debt securities; provided that there shall be credited to the amount of net worth proceeds required to be applied pursuant to this bullet point an amount equal to the sum of (i) the principal amount of debt securities delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by TEGSA within such 180-day period, excluding retirements of debt securities and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

        For purposes of this section "Negative Covenants," the following terms have the following meanings:

        "Accounts Receivable" of any person means the accounts receivable of such person generated by the sale of inventory to third-party customers in the ordinary course of business.

        "Attributable Debt" in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of TEGSA or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term "net rental payments" under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

        "Consolidated Net Worth" at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of TE and its subsidiaries as of the end of a fiscal quarter of TE, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

        "Consolidated Tangible Assets" at any date means total assets less all intangible assets appearing on the most recently prepared consolidated balance sheet of TE and its subsidiaries as of the end of a fiscal quarter of TE, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet. "Intangible assets" means the amount (if any) stated under the heading "Intangible Assets, Net" or under any other heading of intangible assets separately listed, in each case on the face of such consolidated balance sheet.

        "Funded Indebtedness" means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

        "Indebtedness" means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of TE and its subsidiaries as of the end of a fiscal quarter of TE prepared in accordance with United States generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers' acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with United States generally accepted accounting principles), (iv) all obligations to pay the deferred purchase price of property or services, except (A) trade and similar accounts payable and accrued expenses, (B) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (C) obligations in respect of customer advances received and (D) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business, (v) all obligations as lessee to the extent capitalized in accordance with United States generally accepted accounting principles, other than operating leases that prior to the adoption of ASC 842 would not have been capitalized, and (vi) all Indebtedness of others consolidated in such balance sheet that is guaranteed by TEGSA or any of its subsidiaries or for which TEGSA or any of its subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

        "Principal Property" means any U.S. manufacturing, processing or assembly plant or any U.S. warehouse or distribution facility of TE or any of its subsidiaries that is used by any U.S. subsidiary of TEGSA and (A) is owned by TE or any subsidiary of TE on the initial issue date, (B) the initial construction of which has been completed after the initial issue date, or (C) is acquired after the initial issue date, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of TEGSA, are not collectively of material importance to the total business conducted by TE and its subsidiaries as an entirety, or that has a net book value (excluding any capitalized interest expense), on the date hereof in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than the greater of $50,000,000 and 0.50% of Consolidated Tangible Assets on the consolidated balance sheet of TE and its subsidiaries as of the applicable date.

        "Qualifying Subsidiary" means a U.S. subsidiary, the total Accounts Receivable of which exceeds the greater of $2.5 million and 0.20% of the amount stated under the heading "Accounts receivable, net of allowance for doubtful accounts," or equivalent, appearing on the most recently prepared consolidated balance sheet of TE and its subsidiaries as of the end of a fiscal quarter of TE, prepared in accordance with United States generally accepted accounting principles.

        "Restricted Subsidiary" means any subsidiary of TEGSA that owns or leases a Principal Property.

        "Sale and Lease-Back Transaction" means an arrangement with any person providing for the leasing by TEGSA or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by TEGSA or a Restricted Subsidiary to such person other than TE, TEGSA or any of their respective subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

  Limitation on TE's and TEGSA's Ability to Consolidate, Merge and Sell Assets

        The indenture provides that neither TEGSA nor TE will merge or consolidate with any other person and will not sell or convey all or substantially all of its assets to any person, unless:

  (1)
  either TE or TEGSA, as the case may be, shall be the continuing entity, or the successor entity or the person which acquires by sale or conveyance substantially all the assets of TE or TEGSA, as the case may be (if other than TE or TEGSA, as the case may be) (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the notes or the obligations under the guarantee, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the indenture to be performed or observed by TE or TEGSA, as the case may be, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such person, and (B) is an entity treated as a "corporation" for U.S. tax purposes or TE or TEGSA, as the case may be, obtains either (x) an opinion, in form and substance reasonably acceptable to the trustee, of tax counsel of recognized standing reasonably acceptable to the trustee, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the notes for new debt instruments for U.S. federal income tax purposes; and

  (2)
  no event of default and no event that, after notice or lapse of time or both, would become an event of default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

Events of Default

        The following are events of default under the indenture with respect to the notes:

  •
  default in the payment of any installment of interest upon the notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

  •
  default in the payment of all or any part of the principal of or premium, if any, on the notes as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

  •
  default in the performance, or breach, of any covenant or agreement of TE or TEGSA in respect of the notes and the guarantee (other than the failure to comply with any covenant or agreement to file with the trustee the information filed or required to be filed with the SEC or a default or breach specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to TE and TEGSA by the trustee or to TE, TEGSA and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the indenture; or

  •
  the guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by TE or TEGSA not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and such guarantee; or

  •
  a court having jurisdiction in the premises shall enter a decree or order for relief in respect of TEGSA or TE in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of TEGSA or TE or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

  •
  TEGSA or TE shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of TEGSA or TE or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

  •
  an event of default shall happen and be continuing with respect to TEGSA's or TE's Indebtedness for borrowed money (other than Non-Recourse Indebtedness) under any indenture or other instrument evidencing or under which TEGSA or TE shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with United States generally accepted accounting principles and as of the date of the most recently prepared consolidated balance sheet of TEGSA or TE, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten Business Days after notice thereof shall have been given to TEGSA and TE by the trustee, or to TEGSA, TE and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities; provided that, if such event of default under such indenture or instrument shall be remedied or cured by TEGSA or TE or waived by the requisite holders of such Indebtedness, then the event of default under the indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the trustee or any of the holders of debt securities under the indenture.

        For purposes of this section "Events of Default," the following terms have the following meanings: "Indebtedness" has the definition given to it in the section "Negative Covenants."

        "Non-Recourse Indebtedness" means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of TE or TEGSA or any subsidiary of TE or TEGSA and not to TE or TEGSA or any subsidiary of TE or TEGSA personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

        Any failure to perform, or breach of, any covenant or agreement of TE or TEGSA in respect of the notes and the guarantee with respect to the filing with the trustee of the information filed or required to be filed with the SEC shall not be a default or an Event of Default. Remedies against TE and TEGSA for any such failure or breach will be limited to liquidated damages. If there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to TE and TEGSA by the trustee or to TE, TEGSA and the trustee by the holders of at least 25% in principal amount of the outstanding notes, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a "Notice of Reporting Noncompliance" under the indenture, TEGSA will pay liquidated damages to all holders of notes, at a rate per year equal to 0.25% of the principal amount of such notes from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such notes from and including the 151st day following such notice, until such failure or breach is cured.

        In any event of default with respect to the notes, unless the principal of all such notes has already become due and payable, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes, by notice in writing to TEGSA and TE, and to the trustee if notice is given by such holders, may declare the unpaid principal of all such notes to be due and payable immediately.

        The holders of a majority in principal amount of the outstanding notes may waive any default in the performance of any of the covenants contained in the indenture with respect to the notes and its consequences, except a default regarding payment of principal, premium, if any, or interest. Any such waiver shall cure such default.

        Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes if the trustee determines in good faith that the proceeding could result in personal liability. The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, with respect to the notes, provided that:

  •
  it is not in conflict with any law or the indenture; and

  •
  it is not unduly prejudicial to the rights of the holders of the debt securities of another series issued under the indenture.

        A holder of the notes will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to the notes;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding notes have made a written request, and such holders have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

  •
  the trustee does not institute such action, suit or proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes other conflicting directions within 60 days after such notice, request and offer.

        The right of any holder to receive payment of principal, premium, if any, or interest or to institute a suit for such payment shall not be impaired without the consent of such holder.

Modification of the Indenture

        TEGSA, TE and the trustee may enter into a supplemental indenture or indentures without the consent of any holders of the notes with respect to certain matters, including:

  •
  to cure any ambiguity, defect or inconsistency in the indenture or any series of debt securities, including making any such changes as are required for the indenture to comply with the Trust Indenture Act, or to make such other provisions in regard to matters or questions arising under the indenture as the board of directors of TEGSA may deem necessary or desirable, and which shall not in either case adversely affect the interest of the holders of the notes in any material respect;

  •
  to evidence the succession of another person to TE or TEGSA, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of TE or TEGSA, as the case may be, pursuant to provisions in the indenture concerning consolidation, merger, the sale of assets or successor entities;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to add covenants for the benefit of the holders of all or any outstanding series of debt securities or to surrender any of TEGSA's or TE's rights or powers;

  •
  to add any additional events of default for the benefit of the holders of all or any outstanding series of debt securities;

  •
  to change or eliminate any provisions of the indenture if the provision that is changed or eliminated does not apply to any outstanding debt securities;

  •
  to secure the debt securities of any series;

  •
  to make any other change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

  •
  to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in the indenture, to provide which, if any, of the covenants of TEGSA shall apply to such series, to provide which of the events of default shall apply to such series, to provide for the terms and conditions upon which the guarantee by TE of such series may be released or terminated or to define the rights of the holders of such series of debt securities;

  •
  to issue additional debt securities of any series if such additional debt securities have the same terms and will be part of the same series as the applicable series of debt securities to the extent required under the indenture; and

  •
  to provide for a successor trustee with respect to the debt securities of one or more series and add or change any provision of the indenture to provide for or to facilitate the administration of the trust by more than one trustee.

        In addition, under the indenture, the rights of holders may be changed by TEGSA, TE and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series at the time outstanding that are affected. However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:

  •
  extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

  •
  reduce the rate of or extend the time for payment of interest on any debt security of any series;

  •
  reduce the premium payable upon the redemption of any debt security;

  •
  make any debt security payable in currency other than that stated in the debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date; or

  •
  reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.

        An amendment of a provision included solely for the benefit of one or more series of debt securities does not affect the interests of the holders of any other series of debt securities.

        It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if the consent approves the substance of it.

Information Concerning the Trustee

        Deutsche Bank Trust Company Americas serves as trustee under the indenture and will be appointed to be the paying agent and security registrar under the indenture for the notes.

        The trustee, upon an event of default under the indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of the indenture or adequate indemnity against such risk is not reasonably assured to it.

        The trustee may resign with respect to one or more series of debt securities by giving a written notice to TEGSA and to the holders of that series of debt securities. The holders of a majority in principal amount of the outstanding debt securities of a particular series may remove the trustee by notifying TEGSA and the trustee. TEGSA may remove the trustee if:

  •
  the trustee acquires a "conflicting interest," as such term is defined in the Trust Indenture Act, and fails to comply with Trust Indenture Act;

  •
  the trustee fails to comply with the eligibility requirements provided in the indenture; or

  •
  the trustee:

  (1)
  is incapable of acting,

  (2)
  is adjudged to be bankrupt or insolvent,

  (3)
  commences a voluntary bankruptcy proceeding, or

  (4)
  a receiver is appointed for the trustee, its property or its affairs for the purpose of rehabilitation, conservation or liquidation.

        If the trustee resigns or is removed or if the office of the trustee is otherwise vacant, TEGSA will appoint a successor trustee in accordance with the provisions of the indenture.

        A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee's acceptance of the appointment as provided in the indenture.

Payment and Paying Agents

        The interest on notes on any interest payment date will be paid to the person in whose name such notes (or one or more predecessor notes) are registered at the close of business on the regular record date for such interest. Payment of principal, premium, if any, and interest on notes in global form registered in the name of a nominee of the Common Safekeeper will be made in immediately available funds to the ICSDs or to the nominee of the Common Safekeeper, as the case may be, as the registered holder of the Global Note.

        TEGSA may appoint one or more paying agents, other than the trustee, for all or any series of the debt securities. The debt securities of a particular series will be surrendered for payment at the office of the paying agents designated by TEGSA. If TEGSA does not designate such an office, the corporate trust office of the trustee will serve as the office of the paying agent for such series. TEGSA has initially appointed Deutsche Bank Trust Company Americas to act as paying agent for the notes, and the office of the Paying Agent is at 60 Wall Street, 24th Floor, Mailstop NYC60-2405, New York, New York 10005.

        All funds paid by TE or TEGSA to a paying agent or the trustee for the payment of the principal of, premium, if any, or interest on the notes which remains unclaimed at the end of one year after such principal, premium, if any, or interest has become due and payable will be repaid to TE or TEGSA, as the case may be, and the holder of the notes thereafter may look only to TE and TEGSA for payment thereof.

Governing Law

        The indenture and the notes are deemed to be a contract made under the internal laws of the State of New York, and for all purposes will be construed in accordance with the laws of New York without regard to conflicts of laws principles that would require the application of any other law except to the extent that the Trust Indenture Act is applicable. For the avoidance of doubt, articles 470-1 to 470-19 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended, do not apply in respect of the Notes.

Satisfaction and Discharge

        TEGSA's obligations with respect to the notes will be discharged upon TE or TEGSA's irrevocable deposit with the trustee, in trust, of funds or governmental obligations sufficient to pay at maturity within one year or upon redemption within one year all of the notes which have not already been delivered to the trustee for cancellation, including:

  •
  principal;

  •
  premium, if any;

  •
  unpaid interest; and

  •
  all other payments due under the terms of the indenture with respect to the notes.

        Notwithstanding the above, TEGSA may not be discharged from the following obligations which will survive until the notes mature:

  •
  to make any interest or principal payments that may be required;

  •
  to register the transfer or exchange of the notes;

  •
  to replace stolen, lost or mutilated notes;

  •
  to maintain a paying agent; and

  •
  to appoint a new trustee as required.

        TEGSA also may not be discharged from the following obligations which will survive the satisfaction and discharge of the notes:

  •
  to compensate, reimburse and indemnify the trustee in accordance with the terms of the indenture; and

  •
  to receive unclaimed payments held by the trustee for at least one year and remit such payments to the holders if required.

        For purposes of this "Description of the Notes and the Guarantee," the term "governmental obligations" means (x) any security which is (i) a direct obligation of the German government or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the German government the payment of which is fully and unconditionally guaranteed by the German government, the central bank of the German government or a governmental agency of the German government, which, in either case (x)(i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (x)(i) or (x)(ii) above or in any specific principal or interest payments due in respect thereof.

Defeasance of Covenants Under Certain Circumstances

        Upon compliance with specified conditions, TEGSA will not be required to comply with some covenants contained in the indenture and the seventeenth supplemental indenture, and any omission to comply with the obligations will not constitute a default or event of default relating to the notes, or, if applicable, TEGSA's obligations with respect to the notes will be discharged. These conditions include:

  •
  the irrevocable deposit, in trust with the trustee for the benefit of the holders of the notes, of funds, or governmental obligations, in each case, sufficient to pay all the principal of, premium, if any, and interest on the notes to maturity or redemption, as the case may be, and all other amounts payable by TEGSA under the indenture;

  •
  the delivery to such trustee of a certificate signed by authorized persons and an opinion of counsel, each stating that all conditions precedent specified in the indenture relating to covenant defeasance have been complied with;

  •
  an event of default under the indenture described in the first, second, fourth, fifth or sixth bullet points in the first paragraph under the caption "Events of Default" has not occurred and is not continuing, and an event which with notice or lapse of time or both would become such an event of default with respect to the notes has not occurred and is not continuing, on the date of such deposit;

  •
  the delivery to such trustee of an opinion of counsel or a ruling received by the Internal Revenue Service to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such covenant defeasance and will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case absent such exercise;

  •
  the trustee will not have a conflicting interest for the purposes of the Trust Indenture Act with respect to any debt securities due to the defeasance; and

  •
  such covenant defeasance will not result in the trust arising from such deposit constituting, unless it is qualified, a regulated investment company under the Investment Company Act of 1940.

Compliance Certificates and Opinions of Counsel

        The indenture requires TE or TEGSA to furnish the following to the trustee under certain circumstances:

  •
  in the case of any redemption of debt securities prior to the expiration of any restriction on redemption contained in the debt securities or the indenture, a certificate evidencing compliance with the restriction;

  •
  as may be required by the SEC, information, documents and reports as to compliance with or defaults under the indenture;

  •
  prior to the closing of any consolidation, merger into, sale, transfer, lease or conveyance of TE's or TEGSA's assets substantially as an entirety, a certificate and an opinion of counsel as to compliance with the indenture and the conditions set forth under the heading "Limitation on TE's and TEGSA's Ability to Consolidate, Merge and Sell Assets";

  •
  prior to a defeasance, a certificate and an opinion of counsel, each stating that all conditions precedent specified in the indenture relating to satisfaction and discharge have been complied with; and

  •
  unless a certificate or opinion of counsel is not already required, in connection with any action that TEGSA may ask the trustee to take under the indenture, a certificate and/or an opinion of counsel as to compliance with conditions precedent in the indenture relating to the proposed action.

Trustee

        Deutsche Bank Trust Company Americas will serve as the trustee for the notes. The address of the corporate trust office of the trustee is 60 Wall Street, 24th Floor, Mailstop NYC60-2405, New York, New York 10005.

Agent for Service of Process

        Our agent for service of process in the State of New York for any action relating to the indenture or the notes is CT Corporation System, which currently maintains a New York City office at 28 Liberty Street, 42nd Floor, New York, New York 10005.

Book-Entry, Delivery and Form

        The information in this section concerning Euroclear and Clearstream and their book-entry systems and procedures has been obtained from sources that we believe to be reliable, but neither TEGSA nor TE takes any responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

        The notes will initially be represented by a permanent Global Note. The notes, when issued in global form, are intended to be eligible to be pledged as collateral in European central banking and monetary operations and to be held under the NSS. The Global Note will be deposited with, or on behalf of, a Common Safekeeper for the ICSDs and issued to and registered in the name of a nominee of the Common Safekeeper.

        Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of the ICSDs. You may hold your interests in the global notes through an ICSD, either as a participant in such systems or indirectly through organizations which are participants in such systems. Beneficial interests in the Global Note will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. We expect that pursuant to procedures established by the ICSDs, upon the deposit of the Global Note with the Common Safekeeper, the ICSDs will credit, on their book-entry registration and transfer systems, the interest in the notes represented by the Global Note to the accounts of participants. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear. The address of Clearstream is 42, Avenue J.F. Kennedy, L-1855 Luxembourg, Luxembourg and the address of Euroclear is 1 Boulevard du Roi Albert II, 1210 Brussels, Belgium.

        The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euro, except as described in this prospectus supplement under "Description of Notes—Payments in Euro."

        Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

        The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor's interest in the notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.

        Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

        We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

        Clearstream advises that it is incorporated under the laws of Luxembourg and is licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

        Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, the Euroclear Terms and Conditions govern:

  •
  transfers of securities and cash within Euroclear;

  •
  withdrawal of securities and cash from Euroclear; and

  •
  receipt of payments with respect to securities in Euroclear.

        All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding securities through Euroclear Participants.

        Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Euroclear and Clearstream Arrangements

        So long as the nominee of the Common Safekeeper is the registered holder and owner of the Global Note, such nominee will be considered the sole legal owner and holder of the notes evidenced by the global certificates for all purposes of such notes. Except as set forth below, as an owner of a beneficial interest in the global certificates, you will not be entitled to have the notes represented by the Global Note registered in your name, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owner or holder of any notes held in the form of the Global Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the nominee of the Common Safekeeper, as the holder of the Global Note, is entitled to take, the Common Safekeeper will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        All payments on notes represented by the Global Note registered in the name of the nominee of the Common Safekeeper and held by the Common Safekeeper will be made to the ICSDs or the nominee of the Common Safekeeper, as the case may be, as the registered owner and holder of the Global Note.

        We expect that the ICSDs, upon receipt of any payment on the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Global Note as shown on the records of the ICSDs. We also expect that payments by participants or indirect participants to owners of beneficial interest in the Global Note held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. None of TEGSA, TE Connectivity, the trustee, any underwriter or any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act of 1933, as amended) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Distributions of principal, premium, if any, and interest with respect to the Global Note will be credited in euro to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream participants in accordance with the relevant system's rules and procedures.

        Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the Global Note to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial settlement

        We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the settlement date against payment for value on the settlement date.

Secondary market trading

        Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in global registered form.

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

        Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

        Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Certificated notes

        If the depositary for any of the notes represented by a registered global note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue notes in definitive form in exchange for the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent of the trustee. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, we may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above.

Eurosystem Eligibility

        The notes are intended to be held in a manner which will allow Eurosystem eligibility. This simply means that the notes are intended upon issue to be deposited with one of the ICSDs as Common Safekeeper (and registered in the name of a nominee of one of the ICSDs acting as Common Safekeeper) and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met.

CERTAIN TAX CONSIDERATIONS

Luxembourg

        The following information is of a general nature only and is based on the laws presently in force in Luxembourg, though it is not intended to be, nor should it be construed to be, legal or tax advice. Prospective investors in the notes should therefore consult their own professional advisers as to the effects of state, local or foreign laws, including Luxembourg tax law, to which they may be subject.

        Please be aware that the residence concept used under the respective headings below applies for Luxembourg income tax assessment purposes only. Any reference in the present section to a tax, duty, levy, impost or other charge or withholding of a similar nature, or to any other concepts, refers to Luxembourg tax law and/or concepts only. Also, please note that a reference to Luxembourg income tax encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal), a solidarity surcharge (contribution au fonds pour l'emploi) as well as personal income tax (impôt sur le revenu) generally. Corporate investors may further be subject to net wealth tax (impôt sur la fortune) as well as other duties, levies or taxes. Corporate income tax, municipal business tax, the solidarity surcharge as well as net wealth tax invariably apply to most corporate taxpayers resident in Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax and the solidarity surcharge. Under certain circumstances, where an individual taxpayer acts in the course of the management of a professional or business undertaking, municipal business tax may apply as well.

Withholding Tax

  Non-resident Holders of Notes

        Under Luxembourg general tax laws currently in force, there is no withholding tax on payments of principal, premium or interest made to non-resident holders of notes, nor on accrued but unpaid interest in respect of the notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the notes held by non-resident holders of notes.

  Resident Holders of Notes

        Under Luxembourg general tax laws currently in force and subject to the law of December 23, 2005, as amended (the "Relibi Law"), there is no withholding tax on payments of principal, premium or interest made to Luxembourg resident holders of notes, nor on accrued but unpaid interest in respect of notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of notes held by Luxembourg resident holders of notes.

        Under the Relibi Law, payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to an individual beneficial owner who is a resident of Luxembourg will be subject to a withholding tax of 20%. Such withholding tax will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent. Payment of interest under the notes coming within the scope of the Relibi Law will be subject to a withholding tax at a rate of 20%.

Income Taxation

  Non-resident Holders of Notes

        A non-resident holder of notes, not having a permanent establishment or permanent representative in Luxembourg to which/whom such notes are attributable, is not subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the notes. A gain realised by such non-resident holder of notes on the sale or disposal, in any form whatsoever, of the notes is further not subject to Luxembourg income tax.

        A non-resident corporate holder of notes or an individual holder of notes acting in the course of the management of a professional or business undertaking, who has a permanent establishment or permanent representative in Luxembourg to which or to whom such notes are attributable, is subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the notes and on any gains realised upon the sale or disposal, in any form whatsoever, of the notes.

  Resident Holders of Notes

        Holders of notes who are residents of Luxembourg will not be liable for any Luxembourg income tax on repayment of principal.

  Luxembourg Resident Corporate Holder of Notes

        A corporate holder of notes must include any interest accrued or received, any redemption premium or issue discount, as well as any gain realised on the sale or disposal, in any form whatsoever, of the notes, in its taxable income for Luxembourg income tax assessment purposes.

        A corporate holder of notes that is governed by the law of May 11, 2007 on family estate management companies, as amended, or by the law of December 17, 2010 on undertakings for collective investment, as amended, or by the law of February 13, 2007 on specialised investment funds, as amended, or by the law of July 23, 2016 on reserved alternative investment funds and which does not fall under the special tax regime set out in article 48 thereof is neither subject to Luxembourg income tax in respect of interest accrued or received, any redemption premium or issue discount, nor on gains realised on the sale or disposal, in any form whatsoever, of the notes.

  Luxembourg Resident Individual Holder of Notes

        An individual holder of notes, acting in the course of the management of his/her private wealth, is subject to Luxembourg income tax at progressive rates in respect of interest received, redemption premiums or issue discounts, under the notes, except if (i) withholding tax has been levied on such payments in accordance with the Relibi Law, or (ii) the individual holder of the notes has opted for the application of a 20% tax in full discharge of income tax in accordance with the Relibi Law, which applies if a payment of interest has been made or ascribed by a paying agent established in a EU Member State (other than Luxembourg), or in a Member State of the European Economic Area (other than a EU Member State). A gain realised by an individual holder of notes, acting in the course of the management of his/her private wealth, upon the sale or disposal, in any form whatsoever, of notes is not subject to Luxembourg income tax, provided this sale or disposal took place more than six months after the notes were acquired. However, any portion of such gain corresponding to accrued but unpaid interest income is subject to Luxembourg income tax, except if tax has been levied on such interest in accordance with the Relibi Law.

        An individual holder of notes acting in the course of the management of a professional or business undertaking must include this interest in its taxable basis. If applicable, the tax levied in accordance with the Relibi Law will be credited against his/her final tax liability.

Net Wealth Taxation

        A corporate holder of notes, whether it is a resident of Luxembourg for tax purposes or, if not, it maintains a permanent establishment or a permanent representative in Luxembourg to which/whom such notes are attributable, is subject to Luxembourg wealth tax on such notes, except if the holder of notes is governed by the law of May 11, 2007 on family estate management companies, as amended, or by the law of December 17, 2010 on undertakings for collective investment, as amended, or by the law of February 13, 2007 on specialised investment funds, as amended, or by the law of July 23, 2016 on reserved alternative investment funds, or is a securitisation company governed by the law of March 22, 2004 on securitisation, as amended, or is a capital company governed by the law of June 15, 2004 on venture capital vehicles, as amended. Securitisation companies governed by the law of March 22, 2004 on securitisation, as amended, or capital companies governed by the law of June 15, 2004 on venture capital vehicles, as amended, or reserved alternative investment funds governed by the law of July 23, 2016 and which fall under the special tax regime set out under article 48 thereof may, under certain conditions, be subject to minimum net wealth tax.

        An individual holder of notes, whether he/she is a resident of Luxembourg or not, is not subject to Luxembourg wealth tax on such notes.

Other Taxes

        In principle, neither the issuance nor the transfer, repurchase or redemption of notes will give rise to any Luxembourg registration tax or similar taxes.

        However, a fixed or ad valorem registration duty may be due upon the registration of the notes in Luxembourg in the case where the notes are physically attached to a public deed or to any other document subject to mandatory registration, as well as in the case of a registration of the notes on a voluntary basis.

        Where a holder of notes is a resident of Luxembourg for tax purposes at the time of his/her death, the notes are included in his/her taxable estate for inheritance tax assessment purposes.

        Gift tax may be due on a gift or donation of notes if embodied in a Luxembourg deed passed in front of a Luxembourg notary or recorded in Luxembourg.

Switzerland

Swiss Income Tax

        The following information is of a general nature only and is based on the laws currently in force in Switzerland, but it is not intended to be, nor should it be construed to be, legal or tax advice. Prospective investors in the notes should therefore consult their own advisers as to the effects of state, local or foreign laws, including Swiss tax law, to which they may be subject.

  Swiss Resident Private Holders

        The notes will be classified as ordinary bonds in accordance with Circular No. 15 issued by the Swiss Federal Tax Administration on October 3, 2017 for direct federal tax purposes. Therefore, for private holders resident in Switzerland who hold the notes as private assets (Privatvermögen), the interest payments, including payments of accrued interest upon redemption, are treated as taxable interest and, thus, subject to Swiss federal, cantonal and municipal income taxes at the then prevailing tax rates. Capital gains realized on the sale or redemption of the notes are exempt from Swiss federal, cantonal and municipal income taxes.

  Swiss Resident Business Holders

        Swiss residents who hold the notes as business assets and foreign residents who hold the notes through a permanent establishment or a fixed place of business (Geschäftsvermögen) situated in Switzerland are in general taxed according to Swiss statutory accounting principles (Massgeblichkeitsprinzip) for purposes of Swiss federal, cantonal and municipal income taxes at the then prevailing tax rates. Interest payments are part of the taxable business profit. Capital gains realized on the sale or redemption of the notes are part of their taxable business profit subject to Swiss federal, cantonal and municipal income taxes. This provision also applies to Swiss resident individuals who qualify as so-called professional securities dealers (gewerbsmässige Wertschriftenhändler) for tax purposes.

  Non-Swiss Resident Holders

        A holder who is not resident in Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment or a fixed place of business within Switzerland and who is not subject to taxation in Switzerland for any other reason will not be subject to any Swiss federal, cantonal or municipal income or other taxes on income realized on interest payments received or on capital gains resulting from a sale or redemption of the notes.

Swiss Wealth or Net Equity Tax

        Swiss resident individuals are required to report their notes as part of their taxable wealth and will be liable for cantonal and municipal net wealth tax (Vermögenssteuer), provided that their aggregate taxable net assets exceeds applicable allowances. No such wealth tax is levied at the federal level.

        Legal entities incorporated in Switzerland or persons otherwise subject to taxation in Switzerland are subject to the cantonal and municipal net asset or equity tax (Kapitalsteuer) on the taxable net assets or net equity.

Swiss Federal Transfer Stamp Duty

        The issuance and redemption of the notes is not subject to Swiss federal transfer stamp duty (Umsatzabgabe). The sale or transfer against consideration of the notes after issuance may, however, be subject to Swiss transfer stamp duty at the current rate of up to 0.3% if such sale or transfer is made by or through the intermediary of a professional securities dealer as defined in the Swiss Federal Stamp Duty Act and no exception applies. In addition, the sale or transfer of the notes by or through a member of the SIX may be subject to a stock exchange levy.

Swiss Federal Withholding Tax

        Under current Swiss law and practice, the payments in respect of the notes by TEGSA are not subject to Swiss Federal Withholding Tax (Verrechnungssteuer), provided that the proceeds from the notes are neither directly nor indirectly used in Switzerland by any kind of intragroup financing which would constitute a harmful "use of proceeds in Switzerland" as interpreted by the Swiss Federal Tax Administration for purposes of Swiss withholding tax.

        On November 4, 2015, the Swiss Federal Council announced that it had mandated the Swiss Federal Finance Department to appoint a group of experts to prepare a proposal for a reform of the Swiss federal withholding tax system. The proposal is expected to, among other things, replace the current debtor-based regime applicable to interest payments with a paying agent-based regime for Swiss federal withholding tax.

        On April 3, 2020, the Swiss Federal Council submitted a reform proposal to the consultations procedure (Vernehmlassungsverfahren). The original reform proposal replaces the current debtor-based regime applicable to interest payments with a paying agent-based regime for Swiss federal withholding tax. This paying agent-based regime (i) subjects all interest payments made by paying agents in Switzerland to individuals resident in Switzerland to Swiss federal withholding tax and (ii) exempts from Swiss federal withholding tax interest payments to all other persons, including to Swiss domiciled legal entities and foreign investors. Therefore, according to this proposal, the Swiss federal withholding tax is also imposed on interest payments on foreign notes. In case this reform proposal is approved, a Swiss paying agent would have to levy and pay Swiss federal withholding tax on interest payments and the like of domestic and foreign notes, provided that the beneficiary is an individual resident in Switzerland. Swiss-based financial institutions holding notes in depository accounts, Swiss-based issuers (provided no financial institution holds the notes), Swiss-based portfolio managers and trustees and other Swiss-based payors may qualify as a paying agent. The proposal specifies that change to a paying-agent based regime is voluntary in respect of Swiss notes and obligatory for foreign notes. The notes should qualify as foreign notes for the purpose of the proposed regime.

        The consultations procedure was open until July 10, 2020. After having reviewed the results of the consultations, the Federal Council decided in September 2020 to submit a new proposal which abolishes withholding taxes on all interest income, with the exception of interest income on Swiss bank accounts. The parliamentary debates are not expected before the second quarter of 2021 and entry into force, if adopted, is not expected before 2022. The exact measures of the proposed reform may be changed as the result of the parliamentary debates.

        If such a new paying agent-based regime were to be enacted and were to result in the deduction or withholding of Swiss withholding tax on any interest payments in respect of a note by any person other than TEGSA or TE Connectivity, as the case may be, the holder would not be entitled to receive any Additional Amounts as a result of such deduction or withholding under the terms of the notes.

Automatic Exchange of Information

        Switzerland has concluded a multilateral agreement with the EU on the international automatic exchange of information ("AEOI") in tax matters, which applies to all EU member states. In addition, Switzerland has concluded the multilateral competent authority agreement on the automatic exchange of financial account information ("MCAA"), and based on the MCAA, a number of bilateral AEOI agreements with other countries. Based on such agreements and the implementing laws of Switzerland, Switzerland collects and exchanges data in respect of financial assets, including notes, as the case may be, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in a EU member state or in another treaty state. An up-to-date list of the AEOI agreements to which Switzerland is a party that are in effect, or signed but not yet in effect, can be found on the website of the State Secretariat for International Financial Matters (SIF).

Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act

        The United States and Switzerland entered into an intergovernmental agreement to facilitate the implementation of FATCA (an "IGA"). Under the IGA, financial institutions acting out of Switzerland generally are directed to become participating foreign financial institutions ("FFIs"). The agreement ensures that accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance on the basis of the double taxation agreement between the United States and Switzerland. In this regard, on July 17, 2019, the U.S. Senate approved the 2009 protocol (the "Protocol") amending the double taxation agreement regarding income tax between Switzerland and the United States ("DTA"). The Protocol had been approved by the Swiss Federal Assembly on June 18, 2010. On September 20, 2019, Switzerland and the United States exchanged the instruments of ratification of the Protocol. With the exchange of the ratification instruments, the amended DTA formally entered into force. The Protocol introduces a mechanism for the exchange of information upon request in tax matters between Switzerland and the United States, which is in line with international standards, and allows the United States to make group requests under FATCA concerning non-consenting U.S. accounts and non-consenting non-participating foreign financial institutions.

Certain U.S. Federal Income Tax Considerations

        The following is a general discussion of certain U.S. federal income tax considerations to U.S. holders (as defined below) of the purchase, ownership and disposition of the notes. This discussion applies only to notes that are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and is applicable only to holders who purchased the notes in this offering at the offering price for the notes.

        This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the 3.8% Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

  •
  banks, thrifts, or other financial institutions;

  •
  insurance companies;

  •
  brokers,

  •
  dealers or traders subject to a mark-to-market method of accounting with respect to the notes;

  •
  persons holding the notes as part of a "straddle," hedge, conversion, constructive sale, integrated transaction or similar transaction;

  •
  persons holding the notes in tax-deferred or tax-advantaged account;

  •
  persons whose functional currency is not the U.S. dollar;

  •
  certain former citizens or residents of the United States;

  •
  partnerships or investors that hold the notes through partnerships or other entities treated as a pass-through entities for U.S. federal income tax purposes;

  •
  S corporations;

  •
  small business investment companies;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  mutual funds;

  •
  retirement plans or other tax-exempt entities; and

  •
  holders required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement (as defined in section 451(b) of the Code).

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns notes, the tax treatment of a partner may depend upon the status of the partner and the activities of the partnership and on certain determinations made at the partnership level. If you are a partner in a partnership considering an investment in the notes, you should consult your tax advisor as to the particular U.S. federal income tax consequences applicable to you.

        This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes.

        You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

        A U.S. holder is a beneficial owner of a note that is, for U.S. federal income tax purposes:

  (i)
  an individual who is a citizen or resident of the United States;

  (ii)
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

  (iii)
  an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  (iv)
  a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

Certain Additional Payments

        Upon the occurrence of a "Change of Control Triggering Event," we may be required to make payments on the notes in excess of stated principal and interest as described under "Description of the Notes and the Guarantee—Change of Control Triggering Event." The obligation to make these payments may implicate the provisions of the Treasury regulations relating to contingent payment debt instruments. The regulations, however, provide that a contingency will generally be disregarded for this purpose if the contingency is remote or incidental or if it is significantly more likely than not that the contingency will not occur. Although the matter is not free from doubt, we believe that the contingency in respect of the notes that is described above should be disregarded under this rule, and we therefore intend to take the position that the notes should not be treated as contingent payment debt instruments because of this possible redemption. Assuming such position is respected, you would be required to include in income the amount of any such additional payment at the time such payments are received or accrued in accordance with your method of accounting for United States federal income tax purposes. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments, you could be required to accrue interest income at a rate higher than the stated interest rate on the notes and to treat as ordinary income, rather than capital gain, gain recognized on a sale, retirement or other disposition of the notes. The discussion below assumes that the notes will not be treated as contingent payment debt instruments. You should consult your tax advisor regarding the tax consequences if the notes were treated as contingent payment debt instruments.

Taxation of Interest

        Payments of stated interest on the notes (including any tax withheld or deducted from such stated interest) generally will be includible in the gross income of a U.S. holder as ordinary interest income at the time it is received or accrued, in accordance with such U.S. holder's method of accounting for U.S. federal income tax purposes.

        A U.S. holder that uses the cash method of accounting for U.S. federal income tax purposes will recognize interest income equal to the U.S. dollar value of the interest payment, based on the spot exchange rate on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. A cash method U.S. holder will not recognize foreign currency exchange gain or loss on the receipt of such payment.

        A U.S. holder that uses the accrual method of accounting for U.S. federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, may determine the amount recognized with respect to such interest in accordance with either of two methods. Under the first method, a U.S. holder will recognize income for each taxable year equal to the U.S. dollar value of the foreign currency accrued for such year determined by translating such amount into U.S. dollars at the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within such U.S. holder's taxable year). Alternatively, a U.S. holder may make an election (which must be applied consistently to all debt instruments held by the electing U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder, and cannot be changed without the consent of the IRS) to translate such accrued interest at the spot exchange rate on the last day of the accrual period (or, with respect to an accrual period that spans two taxable years, the last day of the partial accrual period within each respective taxable year), or at the spot exchange rate on the date of receipt, if that date is within five business days of the last day of the accrual period. A U.S. holder that uses the accrual method of accounting for U.S. federal income tax purposes will recognize foreign currency exchange gain or loss on the date such interest is received, equal to the difference, if any, between: (i) the U.S. dollar value of such payment, determined at the spot exchange rate on the date the payment is received, and (ii) the U.S. dollar value of the interest income previously included in respect of such payment. Any such foreign currency exchange gain or loss will be treated as ordinary income or loss, generally will be treated as from sources within the United States and generally will not be treated as an adjustment to interest income or expense.

        It is expected, and the remainder of this discussion assumes, that the notes will not be issued with original issue discount for U.S. federal income tax purposes. If, however, the principal amount of the notes exceeds their issue price by a specified de minimis amount or more, as determined under applicable Treasury regulations, holders will be required to include that excess in income as ordinary income, as it accrues, in accordance with a constant-yield method (regardless of their regular method of accounting for U.S. federal income tax purposes) based on a compounding of interest, before the receipt of cash attributable to this income.

        If any Additional Amounts are paid on the notes to "gross up" in respect of withholding or deduction for taxes (see "Description of the Notes and the Guarantee—Payment of Additional Amounts"), such amounts (including any tax withheld or deducted from such Additional Amounts) will be includable in income of a U.S. holder as ordinary interest income at the time such amounts are received or accrued in accordance with such holder's method of tax accounting. Interest income on the notes (including any Additional Amounts) will be treated as income from sources without the United States and as "passive category income" or under certain circumstances (e.g., income of a financial services entity) as "general category income." If any non-U.S. taxes were to be paid or withheld in respect of payments on the notes (including Additional Amounts), a U.S. holder may be eligible, subject to a number of complex limitations (including holding period and at risk requirements), for a foreign tax credit.

Taxation of Dispositions of Notes

        Upon the sale, exchange, retirement, redemption, or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon such disposition (less any amount attributable to accrued and unpaid stated interest, which will be taxable as ordinary income as discussed above under "—Taxation of Interest" to the extent not previously included in income) and the adjusted tax basis of the note.

        A U.S. holder's adjusted tax basis in a note generally will equal the cost of the note to the U.S. holder. The cost of a note purchased with foreign currency will be the U.S. dollar value of the foreign currency purchase price on the date of purchase, calculated at the exchange rate in effect on that date.

If the note is traded on an established securities market, a cash basis taxpayer (and if it elects, an accrual basis taxpayer) will determine the U.S. dollar value of the cost of the note at the spot exchange rate on the settlement date of the purchase.

        The amount realized by a U.S. holder on the sale, exchange, retirement or other taxable disposition of a note for an amount of foreign currency will generally be the U.S. dollar value of that amount based on the spot exchange rate on the date of taxable disposition. If the notes are traded on an established securities market, a cash basis U.S. holder (and if it elects, an accrual basis U.S. holder) will determine the U.S. dollar value of that amount realized on the settlement date of the disposition. If an accrual method taxpayer makes this election described above, such election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. An accrual basis U.S. holder that does not make this election will recognize foreign currency exchange gain or loss to the extent that there are exchange rate fluctuations between the sale date and the settlement date, and such gain or loss generally will constitute ordinary income or loss.

        Gain or loss recognized by a U.S. holder upon the sale, exchange, retirement or other taxable disposition of a note that is attributable to changes in foreign currency exchange rates will be ordinary income or loss and, with respect to the principal thereof, will generally be equal to the difference between the U.S. dollar value of the U.S. holder's purchase price of the note in foreign currency determined on the date of the sale, exchange, retirement or other taxable disposition, and the U.S. dollar value of the U.S. holder's purchase price of the note in foreign currency determined on the date the U.S. holder acquired the note. The foreign currency exchange gain or loss with respect to principal and with respect to accrued and unpaid interest (which will be treated as discussed above under "—Taxation of Interest") will be recognized only to the extent of the total gain or loss realized by the U.S. holder on the sale, exchange, retirement or other taxable disposition of the note, and will be treated as ordinary income generally from sources within the United States for U.S. foreign tax credit limitation purposes.

        If a U.S. holder recognizes foreign currency exchange loss upon a sale, exchange, retirement or other taxable disposition of a note (or with respect to payment of interest) above certain thresholds, such holder may be required to file a disclosure statement with the IRS. U.S. holders should consult their tax advisors regarding this reporting obligation.

        Any gain or loss recognized by a U.S. holder in excess of foreign currency exchange gain or loss recognized on the sale, exchange, retirement or other taxable disposition of a note will generally be U.S. source capital gain or loss and will be long-term capital gain or loss if the U.S. holder has held the note for more than one year at the time of the sale, exchange, retirement or other taxable disposition. In the case of a U.S. holder that is a non-corporate taxpayer, net long term capital gain may be eligible for preferential U.S. federal income tax rates compared to items of ordinary income. The deductibility of net capital losses is subject to limitations.

Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to payments of stated interest on the notes, and the proceeds of the sale, exchange, retirement or other taxable disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient such as a corporation).

        Backup withholding may apply to any payments described in the preceding sentence if you fail to provide the applicable withholding agent with a correct taxpayer identification number, as well as certain other information, or otherwise establish an exemption from backup withholding. In general, a U.S. holder may comply with this requirement by providing the paying agent, broker or other intermediary with a duly completed and executed copy of IRS Form W-9 (or substitute form). Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Reporting Obligations of Individual Owners of Foreign Financial Assets

        Section 6038D of the Code generally requires U.S. individuals and certain entities that have U.S. individual owners to file IRS Form 8938 if they hold certain "specified foreign financial assets" and, generally, if the aggregate value of such assets exceeds $50,000 on the last day of the taxable year (or exceeds $75,000 at any time during the taxable year). The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless not held for investment or held in accounts maintained by a financial institution, the notes. If a U.S. holder does not file a required IRS Form 8938, such U.S. holder may be subject to substantial penalties and the statute of limitations on the assessment and collection of all U.S. federal income taxes of such U.S. holder for the related tax year may not close before the date which is three years after the date on which such report is filed.

        U.S. holders should discuss these reporting obligations with their tax advisors.

        The U.S. federal tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the purchase of notes and the beneficial ownership and disposition of the notes, including the tax consequences under state, local, non-U.S. and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

BENEFIT PLAN INVESTOR CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase or holding of the notes (or any interest in a note) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), by plans that are subject to Section 4975 of the Code or by persons whose underlying assets are considered to include "plan assets" of such plans (each, an "ERISA Plan"). Certain benefit plans may be subject to federal, state, local, non-U.S. or other laws that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws") and, accordingly, may be subject to similar risks (together with ERISA Plans, "Plans").

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons who are, respectively, "parties in interest" or "disqualified persons" (both referred to herein as "parties in interest"), unless an exemption applies. Among other effects, a non-exempt prohibited transaction may have to be rescinded, and any party involved in the transaction, as well as any fiduciary of an ERISA Plan that permits such a transaction may be subject to an excise tax or other penalties and liabilities under ERISA.

        Among other potential parties, each underwriter may be a party in interest with respect to an ERISA Plan from time to time. The acquisition and holding of notes by an ERISA Plan with respect to which any person (which may include any underwriter or the issuer or any of their affiliates) is considered a party in interest may result in a direct or indirect prohibited transaction under ERISA and/or Section 4975 of the Code, unless a statutory, class or individual prohibited transaction exemption applies.

        Each underwriter may be a party in interest with respect to ERISA Plans from time to time. The acquisition of notes by an ERISA Plan with respect to which any underwriter is considered a party in interest may result in a direct or indirect prohibited transaction under ERISA and/or Section 4975 of the Code, unless a statutory, class or individual prohibited transaction exemption applies.

        In this regard, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (as applicable) exempt the involvement of the assets of an ERISA Plan in connection with the sale or exchange of property or extension of credit with a party in interest if: (i) such person is a party in interest solely by reason of providing services to the ERISA Plan or by reason of certain relationships to such a service provider and is not a fiduciary (including by reason of rendering investment advice) with respect to the investment of plan assets involved in the transaction and (ii) the ERISA Plan pays no more and receives no less than adequate consideration (as defined in such Sections).

        In addition, the U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may apply to the sale, acquisition and holding of the notes (or an interest therein). These class exemptions include, without limitation, PTCE 84-14 (relating to transactions determined by qualified professional asset managers), PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts), PTCE 91-38 (relating to transactions involving bank collective investment funds), PTCE 95-60 (relating to transactions involving life insurance company general accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). A purchaser of any notes (or an interest therein) should be aware that there can be no assurance that all of the conditions of any such exemptions will be satisfied with respect to such purchase or holding of any note, or any interest in a note, and that the scope of the exemptive relief provided by any such exemption might not cover all acts which might be construed as prohibited transactions.

        The notes and any interest therein may not be purchased or held by any Plan unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and Section 4975 of the Code or a similar violation under any applicable Similar Laws.

Representation

        By acceptance of a note (or any interest therein), a purchaser will be deemed to have represented and warranted that either: (i) no portion of the assets used by such purchaser to acquire or hold the note (or any interest therein) constitutes assets of any Plan or (ii) the purchase and holding of the note (or any interest therein) by such purchaser will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or a similar violation under any applicable Similar Laws.

        The preceding discussion is general in nature and is not intended to be all-inclusive. Fiduciaries or other persons considering purchasing any notes (or any interest therein) on behalf of, or with the assets of, any Plan should consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment, including the applicability of any exemption thereto. Each purchaser and holder of the notes (or any interest therein) has exclusive responsibility for ensuring that its purchase and holding of the notes (or such interest) does not violate the fiduciary and prohibited transaction rules of ERISA, Section 4975 of the Code and any Similar Laws, as applicable. The sale of any notes (or any interest therein) to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

 UNDERWRITING

        We and the underwriters named below have entered into an underwriting agreement with respect to the notes. BofA Securities Europe SA, Citigroup Global Markets Limited and J.P. Morgan Securities plc are acting as representatives of the several underwriters. Subject to certain conditions, each underwriter has severally and not jointly agreed to purchase the principal amount of notes indicated in the following table.

Name	Principal Amount of notes
BofA Securities Europe SA	€170,500,000
Citigroup Global Markets Limited	170,500,000
J.P. Morgan Securities plc	170,500,000
Credit Suisse Securities (Europe) Limited	5,500,000
ICBC Standard Bank Plc	5,500,000
Loop Capital Markets LLC	5,500,000
MUFG Securities EMEA plc	5,500,000
Scotiabank Europe plc	5,500,000
Siebert Williams Shank & Co., LLC	5,500,000
Wells Fargo Securities International Limited	5,500,000

Total	€550,000,000

        The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

        Notes sold by the underwriters to the public will initially be offered at the applicable public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to 0.250% of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to 0.150% of the principal amount of the notes. If all the notes are not sold at the initial offering prices, the underwriters may change the offering prices and the other selling terms of the notes. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The notes are a new issue of securities with no established trading market. Application has been made to have the notes listed on the New York Stock Exchange. Settlement of the notes is not conditioned on this approval. We cannot guarantee that listing will be obtained. If such listing is obtained, we have no obligation to maintain such listing, and we may delist at any time. The New York Stock Exchange is not a regulated market under MiFID II and UK MiFIR. Application has been made to list the notes on the Official List of Euronext Dublin and to admit the notes to trading on the Global Exchange Market thereof. Settlement of the notes is not conditioned on this approval. We cannot assure you that our application to list the notes on the Official List of Euronext Dublin will be approved or that the notes will be admitted to trading on the Global Exchange Market thereof or that any such listing or admission to trading will be maintained. The Global Exchange Market is not a regulated market for the purposes of MiFID II and UK MiFIR. We have been advised by the underwriters that the underwriters currently intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        In connection with the issue of the notes, J.P. Morgan Securities plc (in this capacity, the "Stabilizing Manager") (or any person acting on its behalf) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment commenced will be carried out in accordance with applicable laws and regulations. The underwriters may purchase and sell notes in the open market, including through short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately €1.6 million.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses.

        Affiliates of the underwriters, including affiliates of BofA Securities Europe SA, Citigroup Global Markets Limited and J.P. Morgan Securities plc, act as agents and lenders under the Amended and Restated Five-Year Senior Credit Agreement dated as of November 14, 2018 among Tyco Electronics Group S.A., as borrower, TE Connectivity Ltd., as guarantor, the lenders party thereto and Bank of America, N.A., as administrative agent.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve our securities and/or instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

Sales Outside the United States

European Economic Area

        Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA. For the purposes of this provison:

  (a)
  the expression "retail investor" means a person who is one (or more) of the following:

              (i)  a retail client as defined in point (11) of Article 4(1) of MiFID II; or

             (ii)  a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II;

            (iii)  not a qualified investor as defined in the Prospectus Regulation; and

  (b)
  the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom

        Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom. For the purposes of this provision:

  (a)
  the expression "retail investor" means a person who is one (or more) of the following:

              (i)  a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

             (ii)  a customer within the meaning of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2 of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; and

  (b)
  the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor decide to purchase or subscribe for the notes.

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to TEGSA or TE Connectivity; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        Singapore Securities and Futures Act Product Classification.    Solely for the purposes of its obligations pursuant to sections 309B(1) (a) and 309B(1)(c) of the SFA, TEGSA has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Taiwan

        The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

        This prospectus supplement is only being distributed to, and is only directed at, persons in Switzerland that are professional clients within the meaning of Article 4(3) of the FinSA. This offering of the notes in Switzerland is exempt from requirements to prepare and publish a prospectus under the FinSA. This prospectus supplement does not constitute an issue prospectus pursuant to Articles 35 et seq. of the FinSA, and the notes will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Therefore, this prospectus supplement may not comply with the disclosure standards of the FinSA or the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to professional clients within the meaning of Article 4(3) of the FinSA. Any such professional clients may be individually approached by the underwriters from time to time.

Korea

        The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements in connection with the purchase of the notes.

LEGAL MATTERS

        Weil, Gotshal & Manges LLP, New York, New York will pass upon the validity of the notes and the guarantee on behalf of TEGSA and TE Connectivity. The validity of the notes and the guarantee will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York. Certain matters under the laws of Switzerland related to the guarantee will be passed upon for TE Connectivity by Bär & Karrer AG, Zurich, Switzerland, Swiss counsel to TE Connectivity. Certain matters under the laws of Luxembourg related to the notes will be passed upon by Allen & Overy SCS, Luxembourg counsel to TEGSA. Certain matters under the laws of Bermuda related to TE Connectivity, as guarantor of the notes, will be passed upon by Appleby (Bermuda) Limited, Bermuda counsel to TE Connectivity.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated herein by reference from TE Connectivity and its subsidiaries' Annual Report on Form 10-K for the fiscal year ended September 25, 2020, and the effectiveness of TE Connectivity and its subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

P R O S P E C T U S

TE CONNECTIVITY LTD.

REGISTERED SHARES
WARRANTS
UNITS
GUARANTEES

TYCO ELECTRONICS GROUP S.A.

DEBT SECURITIES
UNITS

        TE Connectivity Ltd. ("TE Connectivity") may from time to time offer to sell its registered shares, warrants or units. Warrants may be exercisable for registered shares of TE Connectivity or the debt securities described below. Units may include, be convertible into or exercisable or exchangeable for registered shares or warrants of TE Connectivity or the debt securities described below. TE Connectivity may from time to time issue guarantees of the debt securities as described below.

        Tyco Electronics Group S.A. ("TEGSA") may from time to time offer to sell its debt securities as well as units. The debt securities may consist of debentures, notes or other types of debt. The debt securities issued by TEGSA may be convertible or exchangeable for registered shares or other securities of TE Connectivity. The debt securities issued by TEGSA may also be investment grade. If the debt securities issued by TEGSA are either convertible or exchangeable or are not investment grade, such securities shall be fully and unconditionally guaranteed by TE Connectivity. Units may include, be convertible into or exercisable or exchangeable for debt securities of TEGSA and registered shares or warrants of TE Connectivity.

        TE Connectivity and TEGSA may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. TE Connectivity and TEGSA will provide a specific plan of distribution for any securities to be offered in a supplement to this prospectus. TE Connectivity and TEGSA will provide specific terms of any securities to be offered in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        The principal executive offices of TE Connectivity are located at Rheinstrasse 20, CH-8200 Schaffhausen, Switzerland, and its telephone number at that address is +41 (0)52 633 66 61. The principal executive offices of TEGSA are located at 46 Place Guillaume II, L-1648 Luxembourg, and its telephone number at that address is +352 46 43 40 401.

        Investing in the securities involves risks. See "Risk Factors" on page 6 of this prospectus to read about factors you should consider before investing in the securities.

        None of the Securities and Exchange Commission, any state securities commission, nor any similar authority in Switzerland or Luxembourg, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

        The date of this prospectus is December 17, 2018

 ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that TE Connectivity and TEGSA have filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC's rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, filed with the SEC. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should read this prospectus, any prospectus supplement and any free writing prospectus we file with the SEC together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in or incorporated by reference into this prospectus. Any information in such subsequent filings that is inconsistent with the information in or incorporated by reference into this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        You should rely only on the information incorporated by reference or provided in this prospectus, any supplement or any free writing prospectus we file with the SEC. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated herein or therein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise stated, or the context otherwise requires, references in this prospectus to "we," "us" and "our" are to TE Connectivity and its consolidated subsidiaries, including TEGSA.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants like us that file electronically with the SEC. The address of such site is: http://www.sec.gov. Reports, proxy statements and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

        Our Internet website is www.te.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. In addition, we have posted the charters for our Audit Committee, Management Development and Compensation Committee and Nominating, Governance and Compliance Committee, as well as our Board Governance Principles, under the heading "Board of Directors" in the Investors section of our website. Other than any documents expressly incorporated by reference, the information on our website and any other website that is referred to in this prospectus is not part of this prospectus.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to those documents. This prospectus incorporates by reference the documents set forth below, which TE Connectivity has filed with the SEC, and any future filings made by TE Connectivity and TEGSA with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Notwithstanding the foregoing, unless expressly stated to the contrary, none of the information that TE Connectivity discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K or exhibits relating to such disclosure that it has furnished or may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. The information we file later with the SEC will automatically update and in some cases supersede the information in this prospectus and the documents listed below.

  •
  TE Connectivity's Annual Report on Form 10-K for the fiscal year ended September 28, 2018, filed on November 13, 2018;

  •
  TE Connectivity's Current Reports on Form 8-K filed on November 14, 2018, November 16, 2018 and December 6, 2018; and

  •
  The description of TE Connectivity's registered shares included in Exhibit 99.2 to TE Connectivity's Current Report on Form 8-K filed with the SEC on June 25, 2009, although the par value of our registered shares is now CHF 0.57 (approximately US$0.57) per share and the registered share capital is CHF 203,529,889.17 (approximately US$203,529,889.17).

        Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Corporate Secretary, TE Connectivity Ltd., 1050 Westlakes Drive, Berwyn, PA 19312, Telephone No. (610) 893-9560.

 BUSINESS

TE Connectivity Ltd.

        TE Connectivity Ltd. is a global technology and manufacturing leader creating a safer, sustainable, productive, and connected future. Our connectivity and sensor solutions, proven in the harshest environments, have enabled advancements in transportation, industrial applications, medical technology, energy, data communications, and the home.

        We operate through three reportable segments: Transportation Solutions, Industrial Solutions and Communications Solutions.

        TE Connectivity is a Swiss corporation. Its registered and principal office is located at Rheinstrasse 20, CH-8200 Schaffhausen, Switzerland, and its telephone number at that address is +41 (0)52 633 66 61. Its executive office in the United States is located at 1050 Westlakes Drive, Berwyn, Pennsylvania 19312, and its telephone number at that address is (610) 893-9560.

Tyco Electronics Group S.A.

        Tyco Electronics Group S.A., a Luxembourg company and our 100%-owned subsidiary, is a holding company that owns, directly or indirectly, all of our operating subsidiaries, issues debt securities and performs treasury operations for TE Connectivity. Otherwise, it conducts no independent business. TEGSA's registered and principal office is located at 46 Place Guillaume II, L-1648 Luxembourg, and its telephone number at that address is +352 46 43 40 401.

RISK FACTORS

        Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under "Part I, Item 1A—Risk Factors" in TE Connectivity's Annual Report on Form 10-K for the fiscal year ended September 28, 2018, which is incorporated by reference in this prospectus, and under similar headings in TE Connectivity's subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled "Where You Can Find More Information" in this prospectus. The risks and uncertainties discussed in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this prospectus and the documents incorporated in this prospectus that are based on our management's beliefs and assumptions and on information available to our management at the time such statements were made. Forward-looking statements include, among others, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, acquisitions, divestitures, the effects of competition, and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "should," or the negative of these terms or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in our forward-looking statements. You should not put undue reliance on any forward-looking statements.

        The risk factors discussed under "Item 1A. Risk Factors" in TE Connectivity's Annual Report on Form 10-K for the fiscal year ended September 28, 2018, filed on November 13, 2018, and under similar headings in TE Connectivity's subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference into this prospectus, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update these forward-looking statements other than as required by law.

USE OF PROCEEDS

        Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any registered shares, warrants, debt securities or units that may be offered hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, reducing or refinancing our indebtedness or the indebtedness of our subsidiaries, financing possible acquisitions and redeeming outstanding securities. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF SECURITIES

        We will set forth in the applicable prospectus supplement a description of the registered shares, warrants, debt securities, guarantees or units that may be offered under this prospectus.

PLAN OF DISTRIBUTION

        TE Connectivity and TEGSA may offer and sell the securities offered by this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. TE Connectivity and TEGSA will provide a specific plan of distribution for any securities to be offered in a supplement to this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES

        TE Connectivity is a Swiss company, and TEGSA is a Luxembourg company. TE Connectivity and TEGSA have consented in the indenture to be used in connection with the issuance of debt securities to submit to the jurisdiction of the U.S. federal and state courts in The City of New York and to receive service of process in The City of New York in any legal suit, action or proceeding brought to enforce any rights under or with respect to such indenture and any debt securities or guarantees issued under it. A substantial majority of TE Connectivity's directly held assets consists of shares in TEGSA. Accordingly, any judgment against TEGSA or TE Connectivity in respect of the indenture, the notes or the guarantee, including for civil liabilities under the U.S. federal securities laws, obtained in any U.S. federal or state court may have to be enforced in the courts of Luxembourg or Switzerland. Investors should not assume that the courts of Luxembourg or Switzerland would enforce judgments of U.S. courts obtained against TEGSA or TE Connectivity predicated upon the civil liability provisions of the U.S. federal securities laws or that such courts would enforce, in original actions, liabilities against TEGSA or TE Connectivity predicated solely upon such laws.

Luxembourg

        TEGSA is incorporated under the laws of Luxembourg. Certain members of the board of directors are non-residents of the United States and a substantial portion of TEGSA's assets and those of such directors are located outside the United States. As a result, you may not be able to effect a service of process within the United States on TEGSA or on such persons or to enforce in Luxembourg courts judgments obtained against TEGSA or such persons in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal and state securities laws or other laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against TEGSA or such persons in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. securities laws.

        TEGSA has been advised by Allen & Overy, société en commandite simple, its Luxembourg counsel, that the United States and the Grand-Duchy of Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitral awards) rendered in civil and commercial matters. According to such counsel, an enforceable judgment for the payment of monies rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg. However, a party who received such favorable judgment in a U.S. court may initiate enforcement proceedings in Luxembourg (exequatur) by requesting enforcement of the U.S. judgment before the District Court (Tribunal d'Arrondissement) of Luxembourg sitting in civil matters pursuant to Section 678 of the New Luxembourg Code of Civil Procedure. The president of the District Court will authorize the enforcement in Luxembourg of the U.S. judgment if it is satisfied that all of the following conditions are met:

  •
  the U.S. judgment is enforceable (exécutoire) in the United States;

  •
  the jurisdictional ground of the U.S. court is founded according to Luxembourg private international law rules and to the applicable domestic U.S. federal or state jurisdiction rules;

  •
  the U.S. court has applied to the dispute the substantive law which would have been applied by Luxembourg courts or, at least, the judgment must not contravene the principles underlying these rules;

  •
  the U.S. judgment must not have violated the right of the defendant to present a defense;

  •
  the considerations of the U.S. judgment as well as the U.S. judgment as such do not contravene Luxembourg international public policy;

  •
  the U.S. court has acted in accordance with its own procedural laws; and

  •
  the U.S. judgment was not rendered as a result of or in connection with an evasion of Luxembourg law ("fraude à la loi").

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, Weil, Gotshal & Manges LLP, New York, New York will pass upon the validity of the debt securities, guarantees, warrants and units offered by TE Connectivity or TEGSA. The validity of the registered shares offered by TE Connectivity will be passed upon by Bär & Karrer, Zurich, Switzerland, unless otherwise indicated in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from TE Connectivity Ltd.'s Annual Report on Form 10-K for the fiscal year ended September 28, 2018, and the effectiveness of TE Connectivity Ltd. and its subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

€550,000,000

Tyco Electronics Group S.A.

0.000% Senior Notes due 2029
Fully and unconditionally guaranteed, as described herein, by
TE Connectivity Ltd.

PROSPECTUS SUPPLEMENT

February 1, 2021

Joint Book-Running Managers

BofA Securities

Citigroup

J.P. Morgan

Co-Managers

Credit Suisse
ICBC Standard Bank
Loop Capital Markets
MUFG
Scotiabank
Siebert Williams Shank
Wells Fargo Securities